Exhibit 10.10(b)

EXECUTION VERSION

14 September 2021

AMENDMENT AGREEMENT

TNG FinTech Group Inc.

as TNG

- and -

Regal Planet Limited

as RPL

- and -

Chelsea Vanguard Fund

as Investor

M.B. KEMP LLP 23/F, PICO Tower, 66 Gloucester Road, Hong Kong T: +852 3170 1088 F: +852 3170 1077 www.kempllp.com

THIS AGREEMENT (this “Agreement”) is made on 14 September 2021

BETWEEN:

(1)	TNG FinTech Group Inc., a company incorporated in the British Virgin Islands and by way of continuation registered as an exempted company in the Cayman Islands with its registered address at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and with company number MC-344182 (“TNG”);

(2)	Regal Planet Limited, a company incorporated under the laws of the British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and with company number 1724590 (“RPL”); and

(3)	Chelsea Vanguard Fund, an exempted company incorporated under the laws of the Cayman Islands with its registered address at Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and with company number MC-314014 (the “Investor”).

RECITALS:

(A)	TNG and the Investor entered into a convertible bond subscription agreement on 14 September 2018 (the “Original Convertible Bond Subscription Agreement”), pursuant to which the Investor agreed to subscribe USD30,000,000 12% secured guaranteed convertible bonds (the “Original Convertible Bonds”) subject to the terms and conditions thereof, and on the same day, TNG has issued the convertible bond instrument (the “Original Convertible Bond Instrument”).

(B)	RPL and the Investor entered into an exchangeable bond subscription agreement on 14 September 2018 (the “Original Exchangeable Bond Subscription Agreement”), pursuant to which the Investor agreed to subscribe USD30,000,000 12% secured guaranteed exchangeable bonds (the “Original Exchangeable Bonds”) subject to the terms and conditions thereof, and on the same day, RPL has issued the exchangeable bond instrument (the “Original Exchangeable Bond Instrument”).

(C)	By a redemption notice dated 30 January 2019, the Investor had partially redeemed the principal of the Original Convertible Bonds in the amount of USD7,500,000. As at 14 September 2021, the outstanding principal amount on the Original Convertible Bonds was USD22,500,000, and the accrued interest outstanding on the Original Convertible Bonds was USD4,380,944.58. As at 14 September 2021, the accrued interest outstanding on the Original Exchangeable Bonds was USD15,891,259.44.

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(D)	It is noted that the maturity date of each of the Original Convertible Bonds and the Original Exchangeable Bonds will expire on 14 September 2021.

(E)	The parties to this Agreement have agreed to enter into this Agreement to amend and restate the terms and extend the maturity of the Original Convertible Bonds and the Original Exchangeable Bonds, and amend the terms of the Original EB Subscription Agreement in the manner set out below.

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

1.1	Terms defined in the Convertible Bond Instrument (including in the Convertible Bond Conditions) (as set out in schedule 2 herein) and the Exchangeable Bond Instrument (including in the Exchangeable Bond Conditions) (as set out in schedule 3 herein) shall have the same meaning in this Agreement unless otherwise defined herein:

“Amendment Documents” means:

(a)	this Agreement;
(b)	the Convertible Bond Instrument;
(c)	the Exchangeable Bond Instrument;
(d)	the Convertible Bond Certificate;
(e)	the Exchangeable Bond Certificate;
(f)	each Deed of Undertaking;
(g)	each Supplemental Personal Guarantee; and
(h)	each Share Charge;

“Amendment Effective Date” means the date on which the Investor notifies the TNG and RPL that all the conditions precedent listed in schedule 1 have been fulfilled to its satisfaction;

“An Qiao” means An Qiao Investment Limited, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1844752;

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

“CB Transaction Documents” has the meaning given to the term “Transaction Documents” in the Convertible Bond Instrument;

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“Charged Company” means each of Hope Spring, An Qiao and FastWealth (Cayman);

“Covenantor Companies” means:

(a)	An Qiao;
(b)	AFOOFA Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands with company number HK- 292561;
(c)	SINO Dynamic Ventures Limited, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1844543;
(d)	SINO Dynamic Solutions Limited, a company incorporated under the laws of Hong Kong with company number 1276624;
(e)	廣州中步寶軟件科技有限公司, a company incorporated under the laws of the People’s Republic of with unified social credit code 914401013364537755;
(f)	FastWealth (Cayman);
(g)	FastWealth Venture Limited, a company incorporated under the laws of Hong Kong with company number 2887715; and
(h)	FastWealth Pte. Limited, a company incorporated under the laws of Singapore with company number 201937221K,

and each, a “Covenantor Company”;

“Convertible Bond Certificate” means a certificate in respect of the Convertible Bonds to be issued to the Investor pursuant to the terms of the Convertible Bond Instrument;

“Convertible Bond Instrument” means the Original Convertible Bond Instrument as amended and restated in accordance with this Agreement in the form set out in schedule 2 of this Agreement;

“EB Transaction Documents” has the meaning given to the term “Transaction Documents” in the Exchangeable Bond Instrument;

“Exchangeable Bond Certificate” means a certificate in respect of the Exchangeable Bonds to be issued to the Investor pursuant to the terms of the Exchangeable Bond Instrument;

“Exchangeable Bond Instrument” means the Original Exchangeable Bond Instrument as amended and restated in accordance with this Agreement in the form set out in schedule 3 of this Agreement;

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“Deed of Confirmation” means each of the:

(a)	the deed of confirmation to be dated on or about the date of this Agreement given by the Investor to TNG relating to the Original Convertible Bond Instrument; and

(b)	the deed of confirmation to be dated on or about the date of this Agreement given by the Investor to RPL relating to the Original Exchangeable Bond Instrument;

“Deed of Undertaking” means each of the Deed of Undertaking (CB) and the Deed of Undertaking (EB);

“Deed of Undertaking (CB)” means the deed of undertaking from the Guarantor to be dated on or about the date of this Agreement in respect of certain undertakings to be given relating to the Convertible Bond Instrument by the Guarantor to the Investor;

“Deed of Undertaking (EB)” the deed of undertaking from the Guarantor to be dated on or about the date of this Agreement in respect of certain undertakings to be given relating to the Exchangeable Bond Instrument by the Guarantor to the Investor;

“FastWealth (Cayman)” means FastWealth Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands with company number 358336;

“Financial Statements” means (i) the unaudited consolidated financial statements of the TNG Group for the financial year ended 31 December 2020, (ii) the management accounts of TNG (Asia) Limited acceptable to the Investor, (iii) the monthly business review of Tranglo Sdn Bhd as at 31 March 2021 acceptable to the Investor, and (iv) the management accounts of TNG (Asia) Limited as at 30 June 2021 acceptable to the Investor;

“Guarantor” means KONG, King Ong Alexander (江慶恩), holder of the Hong Kong permanent identity card number R463937(4) with his residential address at Flat A, 21/F, Maple Mansion, Harbour View Garden, Tai Koo, Hong Kong;

“Hope Spring” means Hope Spring Holdings Limited, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1863917;

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“Obligor” means each of TNG, RPL, the Guarantor and Hope Spring and “Obligors” means all of them.

“Original EB Subscription Agreement” means exchangeable bond subscription agreement dated 14 September 2018 between RPL and the Investor;

“Parties” mean the named parties to this Agreement, and “Party” shall mean any of them;

“Register of Convertible Bondholder(s)” means the register of holder(s) of the Convertible Bonds which will be maintained and kept by TNG at the Specified Office in accordance with the Convertible Bond Instrument;

“Register of Exchangeable Bondholder(s)” means the register of holder(s) of the Exchangeable Bonds which will be maintained and kept by RPL at the Specified Office in accordance with the Exchangeable Bond Instrument;

“RPL Group” means the RPL and its Subsidiaries for the time being;

“Share Charge” means each of the Share Charge (Hope Spring), Share Charge (An Qiao) and Share Charge (FastWealth (Cayman));

“Share Charge (Hope Spring)” means the share charge dated on or about the date of this Agreement between the Guarantor as chargor and the Investor as chargee in respect of all of the Guarantor’s interest in the shares of Hope Spring;

“Share Charge (An Qiao)” means the share charge dated on or about the date of this Agreement between Hope Spring as chargor and the Investor as chargee in respect of all of Hope Spring’s interest in the shares of An Qiao;

“Share Charge (FastWealth (Cayman))” means the share charge dated on or about the date of this Agreement between Hope Spring as chargor and the Investor as chargee in respect of all of Hope Spring’s interest in the shares of FastWealth (Cayman);

“Share Charge” means each of the Share Charge (Hope Spring), Share Charge (An Qiao) and Share Charge (FastWealth (Cayman));

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“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(b)	more than half of the issued equity or share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first-mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

“Supplemental Personal Guarantee” means each of the Supplemental Personal Guarantee (CB) and the Supplemental Personal Guarantee (EB);

“Supplemental Personal Guarantee (CB)” means the supplemental deed of guarantee relating to the Guarantee (as defined in the Convertible Bond Instrument) to be executed and delivered by the Guarantor in favour of the Investor on or about the date of this Agreement;

“Supplemental Personal Guarantee (EB)” means the supplemental deed of guarantee relating to the Guarantee (as defined in Exchangeable Bond Instrument) to be executed and delivered by the Guarantor in favour of the Investor on or about the date of this Agreement;

“Transaction Documents” means the CB Transaction Documents and the EB Transaction Documents.

1.2	Construction

In this Agreement:

(a)	words denoting the singular shall include the plural and vice versa;

(b)	the “Investor”, “TNG”, “RPL”, any “Obligor”, any “Party” or the “Guarantor” shall be construed so as to include their successors in title, permitted assigns and permitted transferees;

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(c)	words denoting one gender shall include each gender and all genders;

(d)	“assets” includes present and future properties, revenues and rights of every description;

(e)	references to a “person” shall be deemed to include references to natural persons, firms, partnerships, bodies corporate, undertakings, associations, organisations, trusts, trustees, legal representatives, governments (or any department or agency thereof) or any other entity howsoever designated or constituted (in each case, whether or not having separate legal personality), but references to individuals shall be deemed to be references to natural persons only;

(f)	references to “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “controlled by” shall be construed accordingly;

(g)	a “regulation” includes any regulation, rule or official directive (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental or supranational body, or regulatory organisation, including without limitation the rules of the Stock Exchange, as amended, supplemented and/or restated from time to time;

(h)	references to “clauses” and “schedules” are, unless stated otherwise, references to clauses and schedules of this Agreement;

(i)	references to paragraphs are, unless expressly provided otherwise, references to paragraphs of the schedule in which the references appear;

(j)	headings are inserted for convenience only and will not affect the construction of this Agreement;

(k)	any reference to an enactment or a statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated or re- enacted;

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(l)	any reference to another agreement shall be construed as a reference to such agreement as the same may have been modified, extended, amended, varied or supplemented or novated from time to time;

(m)	references to any form of property or asset shall include a reference to all or any part of that property or asset;

(n)	the word “including” shall be construed so as to refer to “including, without limitation”;

(o)	the terms “hereof” and “hereunder” (and any other similar expressions) refer to this Agreement and not to any particular clause or other portion hereof and include any agreement supplemental hereto;

(p)	an Event of Default is “continuing” if it has not been remedied or waived;

(q)	any statement in this Agreement qualified by the expression “to the best knowledge of TNG” or “to the best knowledge of RPL” or any similar expression shall be a reference to the actual or constructive knowledge of the directors, chief executive officer and chief financial officer of the TNG, RPL or the equivalent (as appropriate) and in each case shall be deemed to include an additional statement that it has been made after due and careful enquiry by such persons;

(r)	unless a contrary indication appears, a time of day is a reference to Hong Kong time; and

(s)	the recitals and schedules shall be deemed to be incorporated in this Agreement.

2.	AMENDMENT AND RESTATEMENT OF THE ORIGINAL CONVERTIBLE BOND INSTRUMENT

2.1	The Original Convertible Bond Instrument will, with effect from (and including) the Amendment Effective Date, be amended and restated in the form set out in Schedule 2 so that the rights and obligations of the relevant parties to this Agreement relating to their performance under the Original Convertible Bond Instrument from (and including) the Amendment Effective Date shall be governed by, and construed in accordance with, the terms of the Convertible Bond Instrument.

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2.2	TNG and the Investor agree that, with effect from (and including) the Amendment Effective Date, they shall have the rights and take on the obligations ascribed to them under the Convertible Bond Instrument.

3.	AMENDMENT AND RESTATEMENT OF THE ORIGINAL EXCHANGEABLE BOND INSTRUMENT

3.1	The Exchangeable Convertible Bond Instrument will, with effect from (and including) the Amendment Effective Date, be amended and restated in the form set out in Schedule 3 so that the rights and obligations of the relevant parties to this Agreement relating to their performance under the Original Exchangeable Bond Instrument from (and including) the Amendment Effective Date shall be governed by, and construed in accordance with, the terms of the Exchangeable Bond Instrument.

3.2	RPL and the Investor agree that, with effect from (and including) the Amendment Effective Date, they shall have the rights and take on the obligations ascribed to them under the Exchangeable Bond Instrument.

4.	AMENDMENT OF THE ORIGINAL EB SUBSCRIPTION AGREEMENT

The Original EB Subscription Agreement will be amended with effect from (and including) the Amendment Effective Date by deleting paragraph (d) of clause 9.8 (Conditions subsequent) of the Original EB Subscription Agreement.

5.	AMENDMENT EFFECTIVE DATE

5.1	The Investor will notify TNG and RPL promptly when the Amendment Effective Date occurs.

5.2	If the Effective Date has not occurred by 14 September 2021 (or any later date which the Investor, TNG and RPL may agree), then Clause 2 (Amendment and Restatement of the Original Convertible Bond Instrument), Clause 3 (Amendment and Restatement of the Exchangeable Bond Instrument), Clause 4 (Amendment of the Original EB Subscription Agreement) and Clause 6 (Status of Documents) will lapse and none of the amendments recorded in Clause 2 (Amendment and Restatement of the Original Convertible Bond Instrument), Clause 3 (Amendment and Restatement of the Exchangeable Bond Instrument) and Clause 4 (Amendment of the Original EB Subscription Agreement) will take effect.

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6.	STATUS OF DOCUMENTS

6.1	Continuing Obligations

(a)	Except as varied by the terms of this Agreement, the Original Convertible Bond Instrument, the Original Exchangeable Bond Instrument, the Original EB Subscription Agreement and the other Transaction Documents will remain in full force and effect. Each relevant party to this Agreement reconfirms all of its obligations under the Original Convertible Bond Instrument, the Original Exchangeable Bond Instrument and the Original EB Subscription Agreement (each as amended and restated by this Agreement) and under the other Transaction Documents.

(b)	Any reference in the Transaction Documents to the Original Convertible Bond Instrument, the Original Exchangeable Bond Instrument or the Original EB Subscription Agreement (as the case may be) or to any provision of the Original Convertible Bond Instrument, the Original Exchangeable Bond Instrument or the Original EB Subscription Agreement (as the case may be) will be construed as a reference to the Original Convertible Bond Instrument, the Original Exchangeable Bond Instrument or Original EB Subscription Agreement (as the case may be), or that provision, as amended and restated by this Agreement.

6.2	Transaction Document

This Agreement will constitute (i) a “Transaction Document” for the purposes of the Convertible Bond Instrument and (ii) a “Transaction Document” for the purposes of the Exchangeable Bond Instrument.

7.	COSTS AND EXPENSES

TNG and RPL shall, promptly on demand, pay the Investor the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and perfection of this Agreement and all documents referred to in this Agreement and the Security Documents.

8.	REPRESENTATIONS AND WARRANTIES

Each of TNG and RPL makes the representations and warranties set out in this clause 8 to the Investor on the date of this Agreement and on the Amendment Effective Date, and the Parties acknowledges that the Investor is entering into the Amendment Documents and the transactions contemplated herein in reliance on the representations and warranties provided in this clause 8.

(a)	Status

(i)	It is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

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(ii)	It has the power to own its assets and carry on its business as it is being conducted.

(iii)	It is lawfully qualified to conduct business in those jurisdictions in the manner in which its business is currently being conducted.

(b)	Binding obligations

The obligations expressed to be assumed by it in each Amendment Document to which it is a party are legal, valid, binding and enforceable obligations pursuant to their terms.

(c)	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Amendment Documents to which it is a party do not and will not conflict with:

(i)	any law or regulation applicable to it (including the rules and regulations of the Stock Exchange);

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or any of its assets.

(d)	Power and authority

(i)	It has the power to enter into, perform and deliver, and has taken all necessary actions to authorise its entry into, performance and delivery of, the Amendment Documents to which it is a party and the transactions contemplated by those Amendment Documents.

(ii)	No limit on its powers nor restrictions contained in any agreement to which it is a party will be breached as a result of the transferring, granting of security or giving of guarantees or indemnities contemplated by the Amendment Documents to which it is a party.

(e)	Validity and admissibility in evidence

All Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Amendment Documents to which it is a party;

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(ii)	to make the Amendment Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

(iii)	for the TNG Group or the RPL Group (as the case may be) to carry on its business,

have been obtained or effected and are in full force and effect or will be when required.

(f)	Governing law and enforcement

(i)	The choice of governing law of each of the Amendment Documents will be recognised and enforced in its jurisdiction of incorporation and any jurisdiction where it conducts its business.

(ii)	Any judgment obtained in Hong Kong or arbitral award obtained in relation to an Amendment Document will be recognised and enforced in its jurisdiction of incorporation and any jurisdiction where it conducts its business.

(g)	No filing or stamp taxes

It is not necessary under the laws of its jurisdiction of incorporation and any jurisdiction where it conducts its business that the Amendment Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to the execution or delivery of the Amendment Documents or the transactions contemplated by the Amendment Documents.

(h)	No default

To the best of its knowledge, no Event of Default or potential Event of Default is continuing or will result from the entry into, the performance of, or any transaction contemplated by, any Amendment Document.

(i)	Pari passu ranking

Its payment obligations under the Amendment Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

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(j)	No proceedings pending or threatened

(i)	No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started against it which may potentially have a Material Adverse Effect on the transactions contemplated herein.

(ii)	To the best its knowledge, no order has been made, petition presented or meeting convened for its winding-up.

(iii)	To the best its knowledge, no step has been taken by any person with a view to the appointment of an administrator (or equivalent in the relevant jurisdiction), whether out of court or otherwise, in relation to it, and no receiver has been appointed in respect of the whole or any part of any of its respective property, assets and/or undertakings.

(k)	Authorised signatories

The list of authorised signatories of each Obligor provided to the Investor is true, accurate and up to date.

9.	UNDERTAKINGS

Each of TNG and RPL undertakes to the Investor that it will:

(a)	promptly and in any event within 5 Business Days following the direction of the Investor, appoint one nominee of the Investor as a director on the board of directors or equivalent body of each Covenantor Company;

(b)	promptly and in any event within 10 Business Days following the Amendment Effective Date and to the satisfactory of the Investor, provide a copy of the updated articles of association (or its equivalent) of each Covenantor Company showing that it has been amended to provide that until all obligations under the Transaction Documents have been fully performed and discharged:

(i)	the director nominated by the Investor cannot be removed or replaced from the board of directors of the relevant company without the prior written consent of the Investor; and

(ii)	the relevant provision entrenching the right of the Investor to appoint a nominee as direct cannot be amended without the prior written consent of the Investor,

or provide such other instrument or undertaking as may be acceptable to the Investor (in its sole discretion) achieving a similar effect as the foregoing;

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(c)	promptly and in any event within the deadlines stipulated in each Share Charge, provide all deliverables, registers and (where applicable) certificates of registration in respect of such Share Charge.

(d)	promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Investor may reasonably specify (and in such form as the Investor may reasonably require):

(i)	to perfect the security created or intended to be created under or evidenced by the Share Charges or for the exercise of any rights, powers and remedies of the Investor provided by or pursuant to the Transaction Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the security interests under the Transaction Documents.

10.	NOTICES

10.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made in person, by post, by facsimile or, to the extent agreed by the Parties making and receiving such communication, by e-mail or other electronic communication (provided that such e-mail or other electronic communication is followed by delivery of a paper copy made in person or by post within five (5) Business Days after the date of such e-mail or other electronic communication). For the purpose of this Agreement, an electronic communication will be treated as being in writing.

10.2	Addresses

The address and fax number and e-mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement are as follows:

(i)	in the case of TNG:

Address:	21/F., Olympia Plaza, 255 King’s Road, North Point, Hong Kong
Fax:	(852) 3951 6201
E-mail address:	legal@tngfintech.com
Attention:	Mr. Kong King Ong Alexander

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(ii)	in the case of RPL; and

Address:	21/F., Olympia Plaza, 255 King’s Road, North Point, Hong Kong
Fax:	(852) 3951 6201
E-mail address:	legal@tngfintech.com
Attention:	Mr. Kong King Ong Alexander

(iii)	in the case of the Investor:

Address:	Unit 1501, 15/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong
Fax:	(852) 23680633
E-mail address:	andy.lau@superfinancehk.com sam.yu@superfinancehk.com
Attention:	Andy Lau/Sam Yu

or any substitute address, fax number, e-mail address or department or officer as the Party may notify to the other Party by not less than five (5) Business Days’ notice.

10.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with this Agreement will be effective:

(i)	if in person, at the time of delivery;
(ii)	if by e-mail or any other electronic communication, when received in legible form;
(iii)	if by way of fax, only when the relevant delivery receipt is received by the sender; or
(iv)	if by way of letter, only when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 10.2 (Addresses), if addressed to that department or officer.

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(b)	Any communication or document which becomes effective, in accordance with this clause 10, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following Business Day.

10.4	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Investor, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

11.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

12.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Investor, any right or remedy under this Agreement shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Transaction Documents. No election to affirm any of the Transaction Documents on the part of the Investor shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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13.	ASSIGNMENT

13.1	Transfer by TNG and RPL TNG and RPL may not assign or transfer any of its rights (if any) and obligations under this Agreement unless with the prior written consent of the Investor.

13.2	Transfer by Investor

Unless with the prior written consent of TNG and RPL, the Investor shall not transfer or assign any of its rights (if any) and obligations under this Agreement.

14.	ENTIRE AGREEMENT

This Agreement, together with the other Transaction Documents and any agreements or documents referred to herein, sets out the entire agreement and understanding between the Parties with respect to the subject matter contained herein and supersedes all prior agreements, understandings, negotiations and discussions (whether oral or written) and all previous agreements in relation to the subject matter contained herein are hereby terminated and shall have no further force or effect.

15.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

16.	GOVERNING LAW AND ENFORCEMENT

16.1	Governing law

This Agreement and any dispute, controversy, difference or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability shall be governed by and construed in accordance with Hong Kong law.

16.2	Arbitration

(a)	Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the notice of arbitration is submitted (the “Rules”), which Rules are deemed to be incorporated by reference in this Agreement.

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(b)	The arbitration tribunal (the “Tribunal”) shall consist of three (3) arbitrators. The claimant(s) shall designate one (1) arbitrator. The respondent(s) shall designate one (1) arbitrator. The two (2) arbitrators thus appointed shall designate the third arbitrator who shall be the presiding arbitrator. If within 14 days of a request from the other party(ies) to do so any party(ies) fails to designate an arbitrator, or if the two (2) arbitrators fail to designate the third arbitrator within 14 days after the confirmation of appointment of the second arbitrator, the appointment shall be made, upon request of any party(ies), by the HKIAC Council in accordance with the Rules.

(c)	The seat, or legal place, of arbitration shall be Hong Kong.

(d)	The language to be used in the arbitral proceedings shall be English.

(e)	Any award of the Tribunal shall be made in writing and shall be final and binding on the Parties from the day it is made. The Parties undertake to carry out the award without delay.

(f)	The Parties waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. The Parties shall not be deemed, however, to have waived any other right to challenge any award. Nothing in this clause 16.2 (Arbitration) shall be construed as preventing any Party from seeking conservatory or interim relief from any court of competent jurisdiction.

(g)	This arbitration agreement shall be governed by and construed in accordance with the laws of Hong Kong.

16.3	Consolidation of arbitrations

(a)	Where disputes arise out of or in connection with this Agreement and out of or in connection with any other Transaction Document which, in the absolute discretion of the first arbitral tribunal to be appointed in any of the disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that arbitral tribunal shall have the power to order that the proceedings to resolve that dispute shall be consolidated with those to resolve any of the other disputes (whether or not proceedings to resolve those other disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If that arbitral tribunal so orders, the parties to each dispute which is the subject of its order shall be treated as having consented to that dispute being finally decided:

(i)	by the arbitral tribunal that ordered the consolidation unless the HKIAC decides that that arbitral tribunal would not be suitable or impartial; and

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(ii)	in accordance with the procedure, at the seat and in the language specified in the relevant Transaction Document under which the arbitral tribunal that ordered the consolidation was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of any such agreement, ordered by the arbitral tribunal in the consolidated proceedings.

(b)	Clause 16.3(a) shall apply even where powers to consolidate proceedings exist under any applicable arbitration rules (including those of an arbitral institution) and, in such circumstances, the provisions of clause 16.3(a) above shall apply in addition to those powers.

16.4	Consent to enforcement etc.

Each of TNG and RPL irrevocably and generally consents in respect of any proceedings anywhere in connection with this Agreement to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those proceedings.

16.5	Waiver of immunity

Each of TNG and RPL irrevocably agrees that should any Party take any arbitration or court proceedings anywhere (whether for an injunction, specific performance, damages or otherwise) in connection with this Agreement, it waives any claim to immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) in relation to those proceedings, including, without limitation, immunity from:

(a)	jurisdiction of any court or tribunal;

(b)	service of process;

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(c)	injunctive or other interim relief, or any order for specific performance or recovery of land; and

(d)	any process for execution of any award or judgment against its assets.

17.	Third Party Rights

17.1	Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Agreement.

17.2	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

IN WITNESS whereof this Agreement has been executed on the date first above written.

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Schedule 1

Conditions Precedent

1.	THE OBLIGORS

1.1	Certified true copies of the current constitutional documents of each Obligor (other than the Guarantor), including but not limited to the certificate of incorporation, certificate of incorporation on change of name (if any), certificate of registration by way of continuation (if any), certificate of discontinuance (if any), memorandum of association and articles of association, register of members, register of directors and officers and register of mortgages and charges;

1.2	A certified true copy of a resolution or minutes of the board of directors of each Obligor (other than the Guarantor):

(a)	approving the terms of, and the transactions contemplated by, the Amendment Documents to which it is a party and resolving that it executes, delivers and performs the Amendment Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Amendment Documents to which it is a party on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Amendment Documents to which it is a party;

1.3	A specimen of the signature of each person authorised by the resolution or minutes referred to in paragraphs 1.2 above;

1.4	A copy of a resolution signed by all the holders of the issued shares in Hope Spring:

(a)	approving the terms of, and the transactions contemplated by, the Amendment Documents to which it is a party and resolving that it executes, delivers and performs the Amendment Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Amendment Documents to which it is a party on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Amendment Documents to which it is a party;

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1.5	A certified copy of a resolution signed by all the holders of the issued shares each Charged Company (other than FastWealth (Cayman)), resolving to amend its memorandum and articles of association to, among other things, remove any restriction on any transfer or registration of transfer of its shares upon enforcement of any Security Interest created pursuant each Amendment Document to which its shares are subject;

1.6	A certificate of an authorised signatory of each Obligor (other than the Guarantor) certifying that each copy document relating to it specified in this schedule 1 is correct, complete and in full force and effect as at the date of the Amendment Agreement and the Amendment Effective Date;

1.7	The certificate of incumbency (issued no more than three (3) months prior to the date of this Agreement) of each Obligor incorporated in the British Virgin Islands; and

1.8	The certificate of good standing (issued no more than three (3) months prior to the date of this Agreement) of each Obligor incorporated in the Cayman Islands.

2.	THE GUARANTOR

2.1	A certified true copy of the Hong Kong identity card of the Guarantor with his specimen signature;

2.2	A list of the assets of the Guarantor in form and substance satisfactory to the Investor; and

2.3	A warning notice signed by the Guarantor in respect of the Amendment Documents to which he is a party.

3.	AMENDMENT DOCUMENTS

3.1	Each Amendment Document duly executed by the parties to it (and in the case of the Convertible Bond Certificate and the Exchangeable Bond Certificate, duly executed and authenticated by TNG and RPL respectively), together with all documents required to be delivered to the Investor pursuant thereto;

3.2	A certified true copy of the updated Register of Convertible Bondholder(s), evidencing that the name of the Investor has been entered into the Register of Convertible Bondholder(s) as the holder of the Convertible Bonds;

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3.3	A certified true copy of the updated Register of Exchangeable Bondholder(s), evidencing that the name of the Investor has been entered into the Register of Exchangeable Bondholder(s) as the holder of the Exchangeable Bonds; and

3.4	Evidence that instructions to the local registered agents have been given to submit each Share Charge for registration in the local corporate registries.

4.	LEGAL OPINIONS

4.1	A legal opinion in relation to Hong Kong law from M.B. KEMP LLP addressed to the Investor (substantially in the draft form approved by the Investor prior to the date of this Agreement);

4.2	Legal opinions in relation to Cayman Islands law from Maples and Calder (Hong Kong) LLP addressed to the Investor (substantially in the draft form approved by the Investor prior to the date of this Agreement); and

4.3	A legal opinion in relation to British Virgin Islands law from Appleby (Hong Kong) addressed to the Investor (substantially in the draft form approved by the Investor prior to the date of this Agreement).

5.	OTHER DOCUMENTS

5.1	A certified true copy of each of the Financial Statements; and

5.2	Such other documents as reasonably required by the Investor.

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Schedule 2

Form of Convertible Bond Instrument

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EXECUTION VERSION

14 September 2021

AMENDED AND RESTATED CONVERTIBLE BOND INSTRUMENT

constituting USD27,000,000 15% secured guaranteed convertible bonds

TNG FINTECH GROUP INC.

as Issuer

M.B. KEMP LLP 23/F, PICO Tower, 66 Gloucester Road, Hong Kong T: +852 3170 1088 F: +852 3170 1077 www.kempllp.com

THIS AMENDED AND RESTATED CONVERTIBLE BOND INSTRUMENT is originally executed by way of deed poll on 14 September 2018, as amended and restated pursuant to an Amendment Agreement (as defined herein) dated 14 September 2021

PARTIES:

(1)	TNG FINTECH GROUP INC., a company incorporated in the British Virgin Islands and by way of continuation registered as an exempted company in the Cayman Islands with its registered address at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and with company number MC-344182 (the “Issuer”);

In favour of:

(2)	THE PERSON for the time being and from time to time registered as holder of the Convertible Bonds referred to below (the “Convertible Bond Holder”).

RECITALS:

(A)	The Issuer was authorised by a resolution of its board of directors dated 14 September 2018 to create and issue USD30,000,000 12% secured guaranteed convertible bonds (the “Original Convertible Bonds”).

(B)	The Issuer and Chelsea Vanguard Fund (the “Initial Convertible Bond Holder”) entered into a convertible bond subscription agreement on 14 September 2018 (the “Original Subscription Agreement”), pursuant to which the Initial Convertible Bond Holder agreed to subscribe the Original Convertible Bonds subject to the terms and conditions thereof, and on the same day, the Issuer has issued the convertible bond instrument (the “Original Convertible Bond Instrument”).

(C)	By a redemption notice dated 30 January 2019, the Initial Convertible Bond Holder has partially redeemed the principal of the Original Convertible Bonds in the amount of USD7,500,000. As at 14 September 2021, the outstanding principal amount on the Original Convertible Bonds was USD22,500,000, and the accrued interest outstanding on the Original Convertible Bonds was USD4,380,944.58.

(D)	Pursuant to the Original Convertible Bond Instrument, the maturity date was the date falling 36 months from the issue date thereof, i.e. 14 September 2021(“Original Maturity Date”).

(E)	The Issuer and the Initial Convertible Bond Holder have agreed to extend the maturity of the Original Convertible Bonds, subject to certain amendments to the terms and conditions of the Original Convertible Bond Instrument.

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(F)	On 14 September 2021, the Issuer and the Initial Convertible Bond Holder have agreed to certain amendments to the terms of the Original Convertible Bonds. To reflect the new terms and conditions agreed between the parties, the Issuer and the Initial Convertible Bond Holder will execute an amendment agreement (the “Amendment Agreement”) to amend and restate the original convertible bond instrument (the amended and restated convertible bond instrument, the “Convertible Bond Instrument” and the date on which Convertible Bond Instrument becomes effective in accordance with the terms of the Amendment Agreement, the “Amendment Effective Date”).

(G)	The proposed amendments to the Original Convertible Bond Instrument were approved by the board of directors of the Issuer on 11 September 2021.

(H)	This instrument shall, with effect on (and including) the Amendment Effective Date, form the amended and restated convertible bond instrument (the amended and restated convertible bond instrument being hereinafter known as “Convertible Bond Instrument”) for all the remaining convertible bonds issued by the Issuer pursuant to the mandate granted by its board of directors on 14 September 2018 (and varied by its board of directors on 11 September 2021) (“Convertible Bonds”) in substitution of the Original Convertible Bond Instrument.

THIS CONVERTIBLE BOND INSTRUMENT WITNESSES as follows:

1.	INTERPRETATION

1.1	References to Convertible Bond Conditions

In this Convertible Bond Instrument, “Convertible Bond Conditions” means the terms and conditions of the Convertible Bonds scheduled to this Convertible Bond Instrument in Schedule 2 (and as maybe modified from time to time in accordance with its terms), and any reference to anumbered “Convertible Bond Condition” is to the correspondingly numbered provision thereof.

1.2	References to Convertible Bond Instrument

Any reference to this Convertible Bond Instrument includes, without limitation, the Convertible Bond Conditions.

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1.3	Other Defined Terms

Terms defined in the Convertible Bond Conditions have the same meanings when used in this Convertible Bond Instrument.

1.4	References to Clauses, Paragraphs and Schedules

Any reference in this Convertible Bond Instrument to a Clause, Paragraph or Schedule, unless specifically provided otherwise, is a reference to a clause or paragraph of, or schedule to, this Convertible Bond Instrument.

1.5	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Convertible Bond Instrument.

1.6	Legislation

Any reference in this Convertible Bond Instrument to any legislation (whether primary legislation or regulations or subsidiary legislation or regulation made pursuant to such primary legislation or regulation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

2.	THE CONVERTIBLE BONDS

The Issuer hereby constitutes the Convertible Bonds which have the terms and conditions provided in the Convertible Bond Conditions in favour of the Convertible Bond Holder that it will duly perform and comply with the obligations expressed to be undertaken by it in each Convertible Bond Certificate and in the Convertible Bond Conditions (and for this purpose any reference in the Convertible Bond Conditions to any obligation or payment under or in respect of the Convertible Bonds shall be construed to include a reference to any obligation or payment under or pursuant to this provision).

3.	DEPOSIT OF CONVERTIBLE BOND INSTRUMENT

The Issuer hereby acknowledges the right of the Convertible Bond Holder to the production of this Convertible Bond Instrument and shall ensure that copies of this Convertible Bond Instrument are available for inspection by the Convertible Bond Holder during office hours at the Specified Office.

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4.	STAMP DUTIES AND TAXES

All stamp duties (including any interest and penalties thereon or in connection therewith) which are payable in Hong Kong upon or in connection with the execution and delivery of this Convertible Bond Instrument shall be borne equally between the Issuer and the Convertible Bond Holder.

5.	BENEFIT OF CONVERTIBLE BOND INSTRUMENT

5.1	Deed Poll

This Convertible Bond Instrument shall take effect as a deed poll for the benefit of the Convertible Bond Holder.

5.2	Benefit

This Convertible Bond Instrument shall enure to the benefit of the Convertible Bond Holder and its (and any subsequent) successors, assigns and transferees, each of which shall be entitled severally to enforce this Convertible Bond Instrument against the Issuer.

5.3	Assignment

The Issuer shall not assign or transfer any of its rights or obligations under this Convertible Bond Instrument without the prior consent in writing of the Convertible Bond Holder.

6.	PARTIAL INVALIDITY

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

7.	NOTICES

All notices and other communications to the Issuer hereunder shall be made in accordance with Convertible Bond Condition 20 (Notices).

8.	GOVERNING LAW AND JURISDICTION

8.1	This Convertible Bond Instrument and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability is governed by and construed in accordance with Hong Kong law.

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8.2	Any dispute, controversy or claim arising out of or in connection with the Convertible Bond Conditions, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the notice of arbitration is submitted (the “Rules”), which Rules are deemed to be incorporated by reference into the Convertible Bond Conditions.

8.3	The arbitration tribunal (the “Tribunal”) shall consist of three (3) arbitrators. The claimant(s) shall designate one (1) arbitrator. The respondent(s) shall designate one (1) arbitrator. The two (2) arbitrators thus appointed shall designate the third arbitrator who shall be the presiding arbitrator. If within 14 days of a request from the other party(ies) to do so any party(ies) fails(s) to designate an arbitrator, or if the two (2) arbitrators fail to designate the third arbitrator within 14 days after the confirmation of appointment of the second arbitrator, the appointment shall be made, upon request of any party(ies), by the HKIAC Council in accordance with the Rules.

8.4	The seat, or legal place, of arbitration shall be Hong Kong.

8.5	The language to be used in the arbitral proceedings shall be English.

8.6	Any award of the Tribunal shall be made in writing and shall be final and binding on the Convertible Bond Holder and the Issuer from the day it is made. The parties undertake to carry out the award without delay.

8.7	Each Convertible Bond Holder and the Issuer waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. Each such party shall not be deemed, however, to have waived any other right to challenge any award. Nothing in this Clause 8 shall be construed as preventing any such party from seeking conservatory or interim relief from any court of competent jurisdiction.

8.8	This arbitration agreement shall be governed and construed under the laws of Hong Kong.

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8.9	Where disputes arise out of or in connection with Convertible Bond Conditions and out of or in connection with any other Transaction Document which, in the absolute discretion of the first arbitral tribunal to be appointed in any of the disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that arbitral tribunal shall have the power to order that the proceedings to resolve that dispute shall be consolidated with those to resolve any of the other disputes (whether or not proceedings to resolve those other disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If that arbitral tribunal so orders, the parties to each dispute which is a subject of its order shall be treated as having consented to that dispute being finally decided:

8.9.1	by the arbitral tribunal that ordered the consolidation unless the HKIAC decides that that arbitral tribunal would not be suitable or impartial; and

8.92	in accordance with the procedure, at the seat and in the language specified in the relevant Transaction Document under which the arbitral tribunal that ordered the consolidation was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of any such agreement, ordered by the arbitral tribunal in the consolidated proceedings.

The above shall apply even where powers to consolidate proceedings exist under any applicable arbitration rules including those of an arbitral institution and, in such circumstances, the provisions of foregoing paragraph above shall apply in addition to those powers.

8.10	The Issuer irrevocably and generally consents in respect of any proceedings any wherein connection with any Transaction Document to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those proceedings.

9.	WAIVER OF IMMUNITY

The Issuer irrevocably agrees that should any person take any arbitration or court proceedings anywhere (whether for an injunction, specific performance, damages or otherwise) in connection with any Transaction Document, it waives any claim to immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) in relation to those proceedings, including, without limitation, immunity from:

(a)	jurisdiction of any court or tribunal;

(b)	service of process;

(c)	injunctive or other interim relief, or any order for specific performance or recovery of land;and

(d)	any process for execution of any award or judgment against its assets.

10.	MODIFICATION

10.1	Without prejudice to Clause 10.2, all or any of the rights for the time being attached to the Convertible Bonds may from time to time (whether or not the Issuer is being dissolved or wound up) be altered or abrogated with the Convertible Bond Holder’s approval and shall be effected by an instrument by way of deed poll executed by the Issuer and expressed to be supplemental to this Convertible Bond Instrument.

10.2	The Convertible Bond Holder may, by notice in writing to the Issuer, request for modifications to the Convertible Bond Instrument which are of a formal, minor or technical nature, or made to correct a manifest error, and in each case not affecting adversely the rights of the Convertible Bond Holder, if any, and upon receipt of such notice in writing the Issuer shall effect such modifications by an instrument by way of deed poll executed by the Issuer and expressed to be supplemental to this Convertible Bond Instrument and notify the Convertible Bond Holder in respect of the modifications. Any such modifications shall be binding on the Convertible Bond Holder and the Issuer.

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Schedule 1

FORM OF CONVERTIBLE BOND CERTIFICATE

*********************************************************

Certificate No: [●]	Date of Issue: [●]

THIS CONVERTIBLE BOND HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT PURSUANT TO A REGISTRATION STATEMENT OR IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

TNG FINTECH GROUP INC.

(the “Issuer”)

(a company incorporated in British Virgin Islands and by way of continuation registered as an exempted company in the Cayman Islands)

USD27,000,000 15% Secured Guaranteed Convertible Bonds

This Convertible Bond Certificate is issued in respect of USD27,000,000 15% Secured Guaranteed Convertible Bonds (the “Convertible Bonds”) of TNG FinTech Group Inc. (the “Issuer”). The Convertible Bonds are constituted by the Convertible Bond Instrument originally dated 14 September 2018, as amended and restated pursuant to an amendment agreement dated 14 September 2021 (as further amended and/or supplemented from time to time) and entered into by the Issuer (the “Convertible Bond Instrument”), subject to the memorandum of association and articles of association of the Issuer.

THIS IS TO CERTIFY that the Convertible Bond Holder named below is the registered holder of the Convertible Bond (with such principal amount as specified in this Convertible Bond Certificate). The Issuer promises to pay the person who appears at the relevant time on the register of Convertible Bond Holders as Convertible Bond Holder of the Convertible Bond in respect of which this Certificate is issued such amount or amounts as shall become due in respect of the Convertible Bond and otherwise to comply with the terms and conditions of the Convertible Bond Instrument (the “Convertible Bond Conditions”).

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The Convertible Bond is convertible into the shares of TNG FinTech Group Inc. in accordance with and subject to the Convertible Bond Conditions.

This Convertible Bond Certificate is evidence of entitlement only. Title to the Convertible Bonds passes only on due registration on the register of Convertible Bond Holders and only the duly registered Convertible Bond Holder is entitled to payments on the Convertible Bonds in respect of which this Convertible Bond Certificate is issued.

This Convertible Bond Certificate is issued pursuant to the Convertible Bond Instrument. Words and expressions used in the Convertible Bond Instrument and the Convertible Bond Conditions have the same meanings when used in this Convertible Bond Certificate.

Name of Convertible Bond Holder:	CHELSEA VANGUARD FUND

Address of Convertible Bond Holder:	c/o Unit 1501, 15/F West Tower Shun
Tak Centre, 168-200 Connaught
Road Central

Principal amount of Convertible Bond:	USD[●]

This Convertible Bond Certificate is governed by and shall be construed in accordance with the laws of Hong Kong.

SEALED with the common seal of	)
TNG FINTECH GROUP INC.	)

Name:
Title:

A COPY OF THE CONVERTIBLE BOND INSTRUMENT AND THE CONVERTIBLE BOND CONDITIONS MAY BE OBTAINED ON REQUEST FROM THE ISSUER AT THE SPECIFIED OFFICE. THE SCHEDULES PRINTED ON THE FOLLOWING PAGES FORM PART OF THIS CONVERTIBLE BOND CERTIFICATE.

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FIRST SCHEDULE TO CONVERTIBLE BOND CERTIFICATE

Part A – Redemption Notice

To:	The Directors
TNG FINTECH GROUP INC.
21/F., Olympia Plaza 255 King’s Road, North Point,
Hong Kong

Date:

USD27,000,000 15% Secured Guaranteed Convertible Bonds (the “Convertible Bonds”)

Words and expressions used in the Convertible Bond Instrument originally dated 14 September 2018, as amended and restated pursuant to an amendment agreement dated 14 September 2021 (as further amended and/or supplemented from time to time) entered into by TNG FinTech Group Inc. (the “Issuer”) to constitute the Convertible Bonds (the “Convertible Bond Instrument”) and the terms and conditions of the Convertible Bonds contained in the Convertible Bond Instrument have the same meanings when used in this notice.

[Reference is made to Condition 10 of the Convertible Bonds Conditions. We, being the undersigned Convertible Bond Holder of the Convertible Bonds of such principal amount specified below and evidenced by the Convertible Bond Certificate(s) referred to below, hereby elect to have the principal amount stated below redeemed.]

[Reference is made to Condition 11 (Redemption upon Event of Default) of the Convertible Bond Conditions, the relevant Event of Default being [•], we, being the undersigned Convertible Bond Holder of the Convertible Bonds of such principal amount specified below and evidenced by the Convertible Bond Certificate(s) referred to below, hereby confirmed that we have given a written notice to the Issuer of occurrence of such Event of Default [and a period of 15 Business Days from such notice has been expired during which such Event of Default remains unremedied,] and we elect to have the Convertible Bonds of such principal amount redeemed.]

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1.	Denominated Amount and certificate numbers of Convertible Bond(s) to which this notice applies:

Denominated Amount of Convertible Bond being redeemed:

Certificate number(s) of the Convertible Bond:

2.	[Redemption Date] /[EoD Redemption Date]:

3.	Redemption Amount:

The Redemption Amount mentioned above payable by the Issuer will be transferred to the following bank account:

Account no: [●]

Account name: [●]

Bank: [●]

Signed by	)
for and on behalf of	)
[Name of Convertible Bond Holder]	)

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Part B - Conversion Notice

To:	The Directors
TNG FINTECH GROUP INC.
21/F., Olympia Plaza 255 King’s Road, North Point,
Hong Kong

Date:

USD27,000,000 15% Secured Guaranteed Convertible Bonds (the “Convertible Bonds”)

Words and expressions used in the Convertible Bond Instrument originally dated 14 September 2018, as amended and restated pursuant to an amendment agreement dated 14 September 2021 (as further amended and/or supplemented from time to time) entered into by TNG FinTech Group Inc. (the “Issuer”) to constitute the Convertible Bonds (the “Convertible Bond Instrument”) and the terms and conditions of the Convertible Bonds contained in the Convertible Bond Instrument have the same meanings when used in this notice.

We, being the undersigned holder of the Denominated Amount of Convertible Bonds specified below and evidenced by the Convertible Bond Certificate(s) referred to below, hereby agree to convert such Denominated Amount of the Convertible Bonds [and the accrued and unpaid interest attributable thereon]1as specified below of which we are the holder for such number of Conversion Shares as is calculated in accordance with the Convertible Bond Conditions.

1.	Total Denominated Amount, number and identifying numbers (if relevant) of the Convertible Bonds to be converted:

Total Denominated Amount:

Accrued and unpaid interest:

Identifying numbers of Convertible Bond Certificates deposited in respect of the Convertible Bonds to be converted:

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2.	Proposed date of conversion:

3.	Total number of Conversion Shares to be delivered upon the conversion:

4.	* (a) The Conversion Shares required to be delivered on conversion are delivered through the clearing system of the Stock Exchange and credited to the following stock account:

Name:

Address:

Custodian Account No. (if applicable):

Securities Account No.:

Account Name:

or

* (b) The Conversion Shares required to be delivered on conversion are to be registered in the name of:

Name:

Address:

Nationality of Beneficial Owner:

In relation to 4(b), we hereby request that the certificates for the Conversion Shares required to be delivered upon conversion (i)be delivered to the person whose name and address is given below:

Name:

Address:

(ii)be made available for collection at the specified office of the Issuer or its share registrar, if any, in Hong Kong.

* delete and/or complete as appropriate

Signed by	)
for and on behalf of	)
[Name of Convertible Bond Holder]	)

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Part C – Transfer Form

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Convertible Bond, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred:	[	]
Name of transferee:	[	]
Address of transferee:	[	]
Account for payment:	[	]

Dated:

Certifying Signature:

Name:

Notes:

(i)	A representative of the Convertible Bond Holder should state the capacity in which he signs (e.g.executor).

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder to the Issuer or in such other manner as the Issuer may require.

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SECOND SCHEDULE TO CONVERTIBLE BOND CERTIFICATE

Terms and Conditions of the Bond

NOTE: to be attached when the Convertible Bond Certificate is being issued

(End of Schedule 1 (Form of Convertible Bond Certificate))

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Schedule 2

TERMS AND CONDITIONS OF THE BOND

The issue of USD27,000,000 15% Secured Guaranteed Convertible Bonds (the “Convertible Bonds”) of TNG FINTECH GROUP INC. (the “Issuer”), a company incorporated in the British Virgin Islands and by way of continuation registered as an exempted company in the Cayman Islands, was first authorised by a resolution of the board of directors of the Issuer dated 14 September 2018 as an issue of USD30,000,000 12% Secured Guaranteed Convertible Bonds. The original convertible bonds were constituted by a convertible bond instrument dated 14 September 2018 (the “Issue Date”).

Since its original Issue Date, partial redemption has been made. Certain amendments were made to the terms and conditions of the original convertible bonds and such amendments were approved by the board of directors of the Issuer dated 11 September 2021.

The original convertible bond instrument was amended and restated with the approval of the Convertible Bond Holder pursuant to the Amendment Agreement) (the amended and restated convertible bond instrument being hereinafter known as “Convertible Bond Instrument”).

The Convertible Bonds are issued subject to the terms set out in these amended and restated terms and conditions (the amended and restated convertible bond terms and conditions being hereinafter known “Convertible Bond Conditions”).

Unless otherwise defined in these Convertible Bond Conditions, terms defined in the Convertible Bond Instrument have the same meaning when used in these Convertible Bond Conditions.

1.	Amount and Issue of the Convertible Bonds

1.1	The aggregate principal amount of the Convertible Bonds is USD[•].

1.2	Each Convertible Bond shall be issued subject to and in accordance with the terms of the Convertible Bond Conditions and shall be binding on the Issuer and shall enure for the benefit of the Convertible Bond Holder.

1.3	The Issuer and the Convertible Bond Holder shall each pay half of all stamp duties (if any) payable in Hong Kong on the issue of the Convertible Bonds and the initial delivery of the Convertible Bonds.

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2.	Covenant to Pay

2.1	The Issuer will on any day on which the Convertible Bonds or any portion thereof become due unconditionally pay to, or cause to be paid to, or to the order of the Convertible Bond Holder in USD in immediately available funds such amount payable in respect of the Convertible Bonds becoming due on that date, calculated in accordance with the Convertible Bond Conditions together with any applicable premium (if any) and will (subject to the Convertible Bond Conditions) until such payment (both before and after judgment) unconditionally pay to, or to the order of, the Convertible Bond Holder, interest in USD accrued and payable in accordance with the Convertible Bond Conditions.

2.2	Save as provided herein, the Convertible Bonds may not be repaid or otherwise redeemed.

3.	Form, Denomination, Status and Guarantee

3.1	Form and denomination

Each Convertible Bond is issued in registered form of an amount (the “Denominated Amount”) of a minimum of USD1,000,000. A Convertible Bond Certificate will be issued to each Convertible Bond Holder in respect of its registered holding of Convertible Bond. Each Convertible Bond Certificate will be numbered serially with an identifying number which will be recorded on the relevant Convertible Bond Certificate and in the register of Convertible Bond Holders (the “Convertible Bond Register”) kept by the Issuer.

3.2	Status of the Convertible Bonds

The Convertible Bonds constitute direct, unconditional, secured and guaranteed obligations of the Issuer which will at all times rank pari passu without any preference or priority among themselves.

3.3	Guarantee of the Convertible Bonds

The Personal Guarantor has in the Guarantee unconditionally and irrevocably guaranteed the due and punctual payment of all sums from time to time payable by the Issuer in respect of the Convertible Bonds. The guarantee constitutes direct, general and unconditional obligations of the Personal Guarantor which will at all times rank at least pari passu with all other present and future unsecured obligations of the Personal Guarantor, save for such obligations as may be preferred by provisions of law that are both mandatory and of general applications.

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4.	Convertible Bond Register, Title and Transfers

4.1	Convertible Bond Register

The Issuer shall keep and maintain the Convertible Bond Register at the Specified Office and shall enter in the Convertible Bond Register:

4.1.1	the name and address of each Convertible Bond Holder for the time being;

4.1.2	the Denominated Amount of the Convertible Bond(s) held by each Convertible Bond Holder;

4.1.3	the date on which the name of each Convertible Bond Holder is entered in the Convertible Bond Register in respect of the Convertible Bond registered in its name; and

4.1.4	the date on which the Convertible Bond is redeemed or converted.

If there is any change in the name or address of any Convertible Bond Holder, such Convertible Bond Holder shall give written notice to the Issuer as soon as reasonably practicable following such change by notice in accordance with Convertible Bond Condition 20 (Notices), following which the Issuer shall update the Convertible Bond Register accordingly. Each Convertible Bond Holder or any person authorised by a Convertible Bond Holder shall be entitled at all times during office hours upon one (1) Business Day’s notice to inspect the Convertible Bond Register and to take copies of or extracts from it.

4.2	Title

Each Convertible Bond Holder shall (except as otherwise required by applicable Laws) be treated as the absolute owner of such Convertible Bond registered under its name for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Convertible Bond Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Convertible Bond Certificate).

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4.3	Transfers

4.3.1	The Convertible Bond is freely transferrable.

4.3.2	In this Convertible Bond Condition, “transfer” includes an offer, sale, transfer, encumbrance or otherwise disposal of any Convertible Bond, whether directly or indirectly (including through any entity holding the Convertible Bond) or entering into any agreement to do so.

4.3.3	A Convertible Bond may be transferred by delivery of the Convertible Bond Certificate issued in respect of that Convertible Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the Issuer. No transfer of a Convertible Bond will be valid unless and until entered on the Convertible Bond Register.

5.	Covenants

5.1	Notice of Event of Default

The Issuer shall, as soon as possible and in any event within three (3) Business Days after the Issuer becomes aware of any Event of Default or potential Event of Default, deliver to the Convertible Bond Holder a written notice signed by a director setting forth the details of the Event of Default or potential Event of Default, and the action which the Issuer proposes to take with respect thereto.

5.2	Negative Pledge and new debt

During the period from the Issue Date to the date on which no Convertible Bonds remain outstanding, the Issuer shall not conduct any type of financing activities, including equity fund raising or incurring any Financial Indebtedness or creating or permitting to subsist or arise any Security Interest upon the whole or any part of its present or future assets or revenues to secure any Financial Indebtedness without the prior written consent of the Convertible Bond Holder, provided that this Convertible Bond Condition does not apply:

5.2.1	to any Security Interest created under the Security Documents or any encumbrance created under or approved pursuant to this Convertible Bond Instrument, or

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5.2.2	if the funds raised from the financing activities are used solely for the purpose of the redemption of all or part only of the Convertible Bonds and/or the Exchangeable Bonds.

5.3	Information Rights

From the Issue Date up to the date on which no Convertible Bonds remain outstanding, the Issuer shall procure that the Convertible Bond Holder is provided with:

5.3.1	all documents despatched by the Issuer to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

5.3.2	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceeding which is current or pending against the Issuer;

5.3.3	within five (5) Business Days after each board meeting of the Issuer and TNG (Asia) Limited, a copy of the board minutes of such meeting;

5.3.4	promptly, all information relating to the maintenance and renewal of the SVF Licence, including, all material enquiries from and other correspondence with the relevant authorities relating to the licences which may have an adverse impact on the rights of the Convertible Bond Holder; and

5.3.5	promptly, all such other information in respect of the transactions contemplated by the Transaction Documents which is reasonably likely to be material or adverse to the Convertible Bond Holder’s interests under the Transaction Documents.

5.4	Undertakings relating to a QIPO

5.4.1	The Issuer agrees and undertakes to the Convertible Bond Holder that it shall achieve a QIPO as soon as practicable and in any event by no later than 14 September 2023 (or such later date as agreed between the Issuer and the Convertible Bond Holder).

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5.4.2	For avoidance of doubt, nothing set out in this Condition 5 shall restrict the Issuer from agreeing to any lock-up arrangements normally required pursuant to a QIPO insofar as such lock-up arrangements do not restrict the Convertible Bond Holder’s rights under the Convertible Bond Conditions (including, without limitation, the right to receive Conversion Shares on conversion of the Convertible Bonds in accordance with the Convertible Bond Conditions).

5.5	Undertakings relating to shareholding

Until the date on which no Convertible Bond remains outstanding, save for any Security Documents, the Issuer undertakes to the Convertible Bond Holders that it shall (and shall procure that the Obligors and the Company shall) obtain the prior written consent of the Convertible Bond Holders before any Security Interest is created over, or any disposal of, any interest in the shares of any entity directly or indirectly Controlled by the Issuer.

5.6	Undertakings relating to the issue of new equity

The Issuer undertakes not to issue new equity without the prior written approval of the Convertible Bond Holders.

5.7	Undertakings relating to Conversion Shares

The Issuer undertakes to procure that the Conversion Shares to be issued pursuant to a QIPO shall not be subject to any lock up restriction.

5.8	Undertakings relating to ability to issue new Company Shares

During the period from the Issue Date to the date on which no Convertible Bonds remain outstanding, the Issuer agrees and undertakes that it shall reserve, free from any other pre-emptive or other similar rights, out of its authorised but unissued shares, the full number of Company Shares liable to be issued on conversion of the Convertible Bonds from time to time and shall ensure that all Conversion Shares delivered on conversion of the Convertible Bonds will be duly and validly issued as fully-paid.

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5.9	Registration of Conversion Shares

The Issuer shall ensure that the Conversion Shares (and to the extent the QIPO is conducted by way of an offer and sale of depositary receipts evidencing depositary interests in the Conversion Shares, such shares and receipts evidencing the Conversion Shares) are or will be registered with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on an appropriate registration statement for the purposes of the QIPO or, if the Convertible Bond Holder (or holder of Conversion Shares) elects not to register any Conversion Shares for purposes of the QIPO, on one or more subsequent registration statements to be promptly filed to and declared effective by the U.S. Securities and Exchange Commission upon the request of the Convertible Bond Holder (or holder of Conversion Shares).

5.10	Securities Act Exemptions

The Issuer and each member of the TNG Group shall use its reasonable endeavours to make available all customary exemptions and safe harbours under the Securities Act and the rules or regulations thereunder, including, without limitation, section 4(a)(2) of the Securities Act, Rules 144 and 144A under the Securities Act and Regulation S under the Securities Act, in order to permit the Convertible Bond Holder to offer, sell, pledge or otherwise transfer the Convertible Bonds and/or the Conversion Shares without registration under the Securities Act.

6.	Security

6.1	The payment obligations of the Issuer under the Convertible Bonds are secured rateably and on a pari passu basis by the Security Documents.

6.2	In the event of the occurrence of an Event of Default followed by receipt by the Issuer of a written notice from the Convertible Bond Holder of such occurrence, or, in any other event where the Security becomes enforceable, the Convertible Bond Holder may, and in accordance with each of the Security Documents, enforce the relevant Security (including, without limitation, by taking possession or disposing of or realising the property charged under the Security Documents in addition to, or in lieu of taking such other action as may be permitted against the Issuer).

6.3	The Security shall be discharged in accordance with the terms of the Security Documents.

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7.	Interest

7.1	Subject to other provisions in this Convertible Bond Condition 7 (Interest), the Convertible Bonds bear interest:

7.1.1	from (and including) 14 September 2018 to (and excluding) 14 September 2021, at the rate of 12% per annum, calculated on a simple interest basis; and

7.1.2	from (and including) 14 September 2021 onwards, at the rate of 15% per annum calculated on a compounded basis,

in each case, calculated annually based on the actual number of days elapsed and a year of 360 days, payable on the earlier of (a) the Maturity Date and (b) the date when the applicable Convertible Bond is redeemed or converted in accordance with the terms of the Convertible Bond Conditions, subject to Convertible Bond Condition 15 (Payments).

7.2	Interest accrued in respect of the principal amount of USD18,000,000 of the Convertible Bonds to be redeemed in accordance with Convertible Bond Condition 10.1 shall be compounded to the principal amount of the Convertible Bonds on the date of such redemption.

7.3	Interest will cease to accrue:

7.3.1	(in the event of the redemption upon Event of Default in accordance with the provisions of Convertible Bond Condition 11) on the outstanding principal amount of the Convertible Bond with effect from the EoD Redemption Date and the relevant interest payable shall be paid on the relevant EoD Redemption Date; or

7.3.2	(in the event of a conversion of the Convertible Bond in accordance with the provisions of Convertible Bond Condition 8 and unless the Convertible Bond Holder has not elected to include the accrued and unpaid interest in the aggregate amount to be converted into Conversion Shares) on the outstanding principal amount of the Convertible Bonds which is subject to such conversion with effect from the Conversion Date and the relevant interest accrued payable shall be paid on the Conversion Date; or

7.3.3	(in the event of a redemption at Maturity in accordance with the provisions of Convertible Bond Condition 10.4) on the outstanding principal amount of the Convertible Bond with effect from the Maturity Date; or

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7.3.4	(in the event of a redemption in accordance with the provisions of Convertible Bond Conditions 10.1, 10.2, 10.3 or 10.5) on the Business Day immediately prior to the payment of the Redemption Amount by the Issuer, provided that, in each case, if payment of any such amount due is withheld or refused by the Issuer, or if the Issuer otherwise defaults on the payment of any such amount, interest will continue to accrue in accordance with Convertible Bond Condition 13.

8.	Conversion of the Convertible Bond

8.1	Subject to other Convertible Bond Conditions hereunder and any applicable rules of the Stock Exchange, for so long as the Convertible Bonds remain outstanding, the Convertible Bond Holder may convert the Convertible Bonds, fully or in part, to Conversion Shares, during the Conversion Period.

8.2	Upon exercise by the Convertible Bond Holder of its right to convert the Convertible Bonds held by it to Conversion Shares pursuant to this Convertible Bond Condition 8, the Issuer shall issue to the Convertible Bond Holder such number of Conversion Shares in accordance with the following formula:

Number of Conversion Share	=	Principal Amount (+ Interest)
Conversion Price
Where:

Principal Amount	=	the outstanding principal amount of the Convertible Bonds in respect of which the Convertible Bond Holder has exercised its conversion right

Interest	=	(if the Convertible Bond Holder so elects) any accrued and unpaid interest attributable to the Principal Amount including any default interest in accordance with Convertible Bond Condition 13 below (if any)

Conversion Price	=	An initial conversion price of USD6.21335 as adjusted by Convertible Bond Condition 9

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Provided that:

(a)	if the Convertible Bond Holder does not elect to include Interest in the calculation of the number of Conversion Shares, such Interest shall be paid in cash to the Convertible Bond Holder on the Conversion Date; and

(b)	in case the conversion of the Convertible Bonds in accordance with this Convertible Bond Condition 8 . 2 does not comply with any requirement of, or is not permitted by, the applicable Laws, the rules of the Stock Exchange or any direction of any Government Authority, the Convertible Bonds shall no longer be convertible and the Issuer shall redeem the outstanding Convertible Bonds in accordance with Convertible Bond Condition 10.1.

8.3	If the number of Conversion Shares to be issued as determined by the formula above is not a whole number, it shall be rounded up to the nearest whole number.

8.4	Conversion procedures of the Convertible Bonds

8.4.1	During the Conversion Period and subject to the applicable rules of the Stock Exchange,a Convertible Bond Holder may in its sole discretion deliver a notice of conversion in writing substantially in the form set out in Part B of the first schedule to the Convertible Bond Certificate (“Conversion Notice”). If no Conversion Notice is delivered by the Convertible Bond Holder in accordance with this Convertible Bond Condition 8.4.1 but a QIPO is due to occur, it shall be deemed that the Convertible Bond Holder has given the Issuer a Conversion Notice for the conversion of all of the outstanding principal amount of all Convertible Bonds held by it (and all accrued and unpaid interest in respect of such Convertible Bonds) into Conversion Shares and such Convertible Bonds shall be converted into Conversion Shares on the date immediately prior to the date of the QIPO.

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8.4.2	The person in whose name the Conversion Shares are to be registered in accordance with the instructions given in the Conversion Notice will become the legal and beneficial owner of the Conversion Shares with effect from the Conversion Date.

8.4.3	The Issuer shall pay all costs and expenses, including all capital duty, stamp, issue, registration, securities transaction or other similar taxes, duties, levies and fees (if any) arising in connection with the issue of the Convertible Bond, any conversion of the Convertible Bond, and the issuance of the Conversion Shares, in each case as applicable, in respect of any conversion of Convertible Bond, directly to the relevant authorities.

8.4.4	Following the delivery of a Conversion Notice and subject to the applicable rules of the Stock Exchange, the Issuer shall promptly and in any event no later than the Conversion Date:

(a)	take or procure its relevant shareholder(s) to take all necessary steps and execute all necessary documents to effect the issue of the Conversion Shares to the Convertible Bond Holder (or its nominee);

(b)	upon the election of the Convertible Bond Holder at its sole discretion and as notified to the Issuer in the Conversion Notice:

(i)	(if the Conversion Shares are in dematerialised form) ensure, by taking all actions and doing all things required, that the Conversion Shares are credited to the stock account of any participant as designated by the Convertible Bond Holder in the Conversion Notice or otherwise in writing; or

(ii)	(if the Conversion Shares are in materialised form) ensure that the Conversion Shares are registered on the Issuer’s register of members in the name of the person specified in the Conversion Notice and that a certificate in respect of the Conversion Shares be issued in the name or names of the Convertible Bond Holder (or its nominee(s)), and deliver such certificate to the Convertible Bond Holder (or its nominee(s)).

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8.4.5	Following conversion of any Convertible Bonds pursuant to this Convertible Bond Condition 8, the Convertible Bonds converted shall be cancelled forthwith and may not be re-issued or re-sold, and the Convertible Bond Certificates surrendered to the Issuer shall be destroyed and the Convertible Bond Holder’s name shall be removed from the register of Convertible Bond Holders in respect of the Convertible Bonds converted pursuant to this Convertible Bond Condition 8.

8.5	The Conversion Shares issued to a Convertible Bond Holder upon the conversion of Convertible Bonds under Convertible Bond Condition 8 shall be fully paid up or credited as fully paid up, in accordance with memorandum and articles of association (or equivalent constitutional documents) of the Issuer free from any Security Interest to such Convertible Bond Holder with effect from the Conversion Date and such Conversion Shares shall rank pari passu in all aspectswith the Company Shares in issue on the Conversion Date and shall be entitled to all dividends and other distributions the record date for which falls on a date on or after the Conversion Date.

8.6	Following the exercise of the conversion right and if the Convertible Bond Holder so elects, the Issuer will as soon as practicable, and in any event not later than 10 Business Day after the Conversion Date if the Convertible Bond Holder has requested in the Conversion Notice and to the extent permitted under the applicable law and the rules and procedures of Nasdaq Clearing AB (“NASDAQ Clearing”) or the equivalent clearing system of the Stock Exchange effective from time to time, take all necessary action to procure that the Conversion Shares are delivered through NASDAQ Clearing or the equivalent clearing system of the Stock Exchange for so long as such Conversion Shares are listed on the Stock Exchange.

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9.	Adjustments to Conversion Price

9.1	If the Issuer proposes any one or more of the following events prior to the Maturity Date:

9.1.1	Consolidation, Subdivision or Reclassification:

If and whenever there shall be an alteration to the nominal value of the Company Shares as a result of consolidation, subdivision or re-classification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

A

B

where:

A	is the nominal amount of one Company Share immediately after such alteration; and

B	is the nominal amount of the one Company Share immediately before such issue.

Such adjustment shall become effective on the date that such alteration takes effect.

9.1.2	Capitalisation of Profits or Reserves:

(a)	If and whenever the Issuer shall issue any Company Shares credited as fully paid to the holders of the Company Shares (the “Company Shareholders”) by way of capitalisation of profits or reserves (including any share premium account)including Company Shares paid up out of distributable profits or reserves and/or share premium account (except any Scrip Dividend)and which would not have constituted a Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A

B

where:

A	is the aggregate nominal amount of the issued Company Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Company Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Company Shares or if a record date is fixed therefor, immediately after such record date.

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(b)	In the case of an issue of Company Shares by way of a Scrip Dividend where the Current Market Price of such Company Shares on the date of announcement of the terms of such issue of Company Shares multiplied by the number of Company Shares issued exceeds the amount of the Relevant Cash Dividend or the relevant part thereof and which would not have constituted a Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the issue of such Company Shares by the following fraction:

A+B

A+C

where:

A	is the aggregate nominal amount of the issued Company Shares immediately before such issue;

B	is the aggregate nominal amount of Company Shares issued by way of such Scrip Dividend multiplied by a fraction of which (i) the numerator is the amount of the whole, or the relevant part, of the Relevant Cash Dividend and (ii) the denominator is the Current Market Price of the Company Shares issued byway of Scrip Dividend in respect of each existing Company Share in lieu of the whole, or the relevant part, of the Relevant Cash Dividend; and

C	is the aggregate nominal amount of Company Shares issued by way of such Scrip Dividend;

OR by making such other adjustment as an Independent Investment Bank deems fair and reasonable.

Such adjustment shall become effective on the date of issue of such Company Shares or if a record date is fixed therefor, immediately after such record date.

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9.1.3	Distribution:

If and whenever the Issuer shall pay or make any Distribution (as defined below) to the Company Shareholders (except where the Conversion Price falls to be adjusted under Convertible Bond Condition 9.1.2 above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Distribution by the following fraction:

A-B

A

where:

A	is the Current Market Price of one Company Share on the date on which the Distribution is publicly announced; and

B	is the Fair Market Value on the date of such announcement, as determined in good faith by an Independent Investment Bank, of the portion of the Distribution attributable to one Company Share;

OR by making such other adjustment as an Independent Investment Bank deems fair and reasonable.

Such adjustment shall become effective on the date that such Distribution is made or if a record date is fixed therefor, immediately after such record date.

9.1.4	Rights Issues of Company Shares or Options over Company Shares:

If and whenever the Issuer shall issue Company Shares to all or substantially all Company Shareholders as a class by way of rights, or issue or grant to all or substantially all Company Shareholders as a class, by way of rights, options, warrants or other rights to subscribe for or purchase any Company Shares, in each case at less than 95 per cent, of the Current Market Price per Company Share on the date of announcement of the terms of the issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A+B

A+C

where:

A	is the number of Company Shares in issue immediately before such announcement;

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B	is the number of Company Shares which the aggregate amount (if any) payable for the Company Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and for the total number of Company Shares comprised therein would purchase at such Current MarketPrice per Company Share; and

C	is the aggregate number of Company Shares issued or, as the case may be,comprised in the issue or grant.

Such adjustment shall become effective on the date of issue of such Company Shares or issue or grant of such options, warrants or other rights (as the case may be) or where a record date is set, the first date on which the Company Shares are traded ex-rights, ex-options or ex-warrants, as the case may be.

9.1.5	Rights Issues of Other Securities:

If and whenever the Issuer shall issue any securities (other than Company Shares or options, warrants or other rights to subscribe for or purchase Company Shares) to all or substantially all Company Shareholders as a class, by way of rights, or the grant to all or substantially all Company Shareholders as a class by way of rights, of any options, warrants or other rights to subscribe for or purchase, any securities (other than Company Shares or options, warrants or other rights to subscribe for or purchase Company Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A-B

A

where:

A	is the Current Market Price of one Company Share on the date on which such issue or grant is publicly announced; and

B	is the Fair Market Value on the date of such announcement, as determined in good faith by an Independent Investment Bank, of the portion of the rights attributable to one Company Share;

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OR by making such other adjustment as an Independent Investment Bank deems fair and reasonable.

Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be) or where a record date is set, the first date on which the Company Shares are traded ex-rights, ex-options or ex- warrants,as the case may be.

9.1.6	Issues at less than Current Market Price:

If and whenever the Issuer shall issue (otherwise than as mentioned in Convertible Bond Condition 9.1.4)any Company Shares (other than Company Shares issued on the exercise of any rights of conversion into, or exchange or subscription for, Company Shares) or the issue or grant of, whether for cash or otherwise, (otherwise as mentioned in Convertible Bond Condition 9 . 1 . 4 )options, warrants or other rights to subscribe or purchase, directly or indirectly, Company Shares in each case at a price per Company Share which is less than 95 per cent, of the Current Market Price on the date of announcement of the terms of such issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A+B

C

where:

A	is the number of Company Shares in issue immediately before the issue of such additional Company Shares or the grant of such options, warrants or other rights to subscribe for or purchase any Company Shares;

B	is the number of Company Shares which the aggregate consideration receivable for the issue of such additional Company Shares would purchase at such Current Market Price per Company Share; and

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C	is the number of Company Shares in issue immediately after the issue of such additional Company Shares.

References to additional Company Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe or purchase Company Shares, mean such Company Shares to be issued, or otherwise made available, assuming that such options, warrants or other rights are exercised in full at the initial exercise price (if applicable) on the date of issue of such options, warrants or other rights.

Such adjustment shall become effective on the date of issue of such additional Company Shares or, as the case may be, the grant of such options, warrants or other rights.

9.1.7	Other Issues at less than Current Market Price:

Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within the provisions of this Convertible Bond Condition 9.1.7, in the event of an issue wholly for cash by the Issuer or any Subsidiary (otherwise than as mentioned in Convertible Bond Conditions 9.1.4, 9.1.5 or 9.1.6) or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary) any other company, person or entity of any securities (other than the Convertible Bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Company Shares to be issued by the Issuer upon conversion, exchange or subscription at a consideration per Company Share which is less than 95 per cent, of the Current Market Price on the date of announcement of the terms of issue of such securities the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A+B

A+C

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where:

A	is the number of Company Shares in issue immediately before such issue;

B	is the number of Company Shares which the aggregate consideration receivable by the Issuer for the Company Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price per Company Share;and

C	is the maximum number of Company Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

Such adjustment shall become effective on the date of issue of such securities.

9.1.8	Modification of Rights of Conversion etc:

In the event of any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Convertible Bond Condition 9.1.7 (other than in accordance with the terms applicable to such securities) so that the consideration per Company Share (for the number of Company Shares available on conversion, exchange or subscription following the modification) is less than 95 per cent,of the Current Market Price on the date of announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such modification by the following fraction:

A+B

A+C

where:

A	is the number of Company Shares in issue immediately before such modification;

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B	is the number of Company Shares which the aggregate consideration (if any) receivable by the Issuer for the Company Shares to be issued, or otherwise made available, on conversion or exchange or on exercise of the right of subscription attached to the securities, in each case so modified, would purchase at such Current Market Price per Company Share or, if lower, the existing conversion, exchange or subscription price of such securities; and

C	is the maximum number of Company Shares to be issued, or otherwise made available, on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Investment Bank considers appropriate (if at all) for any previous adjustment under Convertible Bond Condition 9.1.7 or Convertible Bond

Condition 9.1.8.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

9.1.9	Other Offers to Company Shareholders:

In the event of any issue, sale or distribution by or on behalf of the Issuer or any Subsidiary or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary) any other company, person or entity of any securities in connection with an offer by or on behalf of the Issuer or any Subsidiary or such other company, person or entity pursuant to which offer the Company Shareholders generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Convertible Bond Conditions 9.1.4, 9.1.5, 9.1.6 or 9.1.7), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A-B

A

where:

A	is the Current Market Price of one Company Share on the date on which such issue is publicly announced; and

B	is the Fair Market Value on the date of such announcement, as determined in good faith by an Independent Investment Bank, of the portion of the rights attributable to one Company Share;

OR by making such other adjustment as an Independent Investment Bank deems fair and reasonable.

Such adjustment shall become effective on the date of issue of the securities.

9.1.10	Other Events:

If the Issuer determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in Convertible Bond Condition 9.1, the Issuer shall at its own expense request an Independent Investment Bank, to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination Provided That where the circumstances giving rise to any adjustment pursuant to Convertible Bond Condition 9.1 have already resulted or will result in an adjustment to the Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of Convertible Bond Condition 9 . 1 as may be advised by an Independent Investment Bank, to be in its opinion appropriate to give the intended result.

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9.1.11	Exclusion

For the avoidance, no adjustment shall be made pursuant to this Convertible Bond Condition 9.1 in respect of any issue of any options or the exercise of such options pursuant to the terms of the ESOP.

9.2	For the purposes of these Convertible Bond Conditions:

9.2.1	“Current Market Price” means in respect of a Company Share at a particular time on a particular date, the market value of the Company Share as determined by the Issuer and the Convertible Bond Holders or if required by any one of them, by an Independent Investment Bank

9.2.2	“Distribution” means any dividend or distribution (whether of cash or assets in specie) by the Issuer for any financial period whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation an issue of Company Shares or other securities credited as fully or partly paid (other than Company Shares credited as fully paid by way of capitalisation of reserves).

9.2.3	“Fair Market Value” means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Investment Bank.

9.2.4	“Relevant Cash Dividend” means any cash dividend specifically declared by the Issuer.

9.2.5	“Independent Investment Bank” means an independent investment bank of international repute selected by the Issuer and accepted in writing by the Convertible Bond Holders.

9.2.6	“Scrip Dividend” means any Company Shares issued in lieu of the whole or any part ofany Relevant Cash Dividend being a dividend which the Company Shareholders concerned would or could otherwise have received and which would not have constituted a Distribution (and for the avoidance of doubt to the extent that no adjustment is to be made under Convertible Bond Condition 9.1.3) in respect of the amount by which the Current Market Price of the Company Shares exceeds the Relevant Cash Dividend or part thereof).

9.2.7	On any adjustment, the relevant Conversion Price, if not an integral multiple of one United States cent, shall be rounded down to the nearest one United States cent. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent, of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given to Convertible Bond Holders in accordance with notice provisions in the Convertible Bond Conditions as soon as practicable after the determination thereof.

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9.2.8	The Conversion Price may not be reduced so that, on conversion of Convertible Bonds, Company Shares would fall to be issued at a discount to their nominal value or would require Company Shares to be issued in any other circumstances not permitted by applicable law. For avoidance of doubt, Company Shares would not be issued below their nominal value if not permitted by applicable law.

9.2.9	Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of an Independent Investment Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by an Independent Investment Bank, to be in their opinion appropriate in order to give such intended result.

9.2.10	No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Company Shares as referred to in Convertible Bond Condition 9.1.1 or to correct an error.

9.2.11	The Convertible Bond Holder shall be under no duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price or to make any calculation or determination (or verification thereof) in connection with the Conversion Price.

10.	Redemption

10.1	Redemption at the option of the Convertible Bond Holder: The Convertible Bond Holder shall have the right, at its option, to require the Issuer to redeem USD18,000,000 principal amount of the Convertible Bonds at the Redemption Amount at any time on or before 14 December 2021.

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10.2	Redemption upon no QIPO: If the conversion of the Convertible Bonds in accordance with Convertible Bond Condition 8 is not permitted by the Stock Exchange or the application for QIPO is otherwise withdrawn, rejected, returned or lapsed, the Issuer shall redeem all, or at the election of the Convertible Bond Holder such part of, the outstanding Convertible Bonds at the Redemption Amount within one (1) month after notification of such refusal by the Stock Exchange or the withdrawal, rejection, return or lapse of the QIPO application (as the case may be), or on such date as requested by the Convertible Bond Holder at its sole discretion.

10.3	Redemption for low market capitalisation: If the Issuer fails to maintain a total capitalisation of USD800,000,000 at the time of valuation for each equity fund raising prior to the listing of the Company Shares on the Stock Exchange by way of an initial public offering, the Issuer shall redeem all, or at the election of the Convertible Bond Holder such part of, the outstanding Convertible Bonds at the Redemption Amount.

10.4	Redemption upon Maturity: Unless previously redeemed, purchased and cancelled or converted in accordance with the Convertible Bond Conditions, the Issuer shall redeem all outstanding Convertible Bonds held by the Convertible Bond Holder on the Maturity Date without the need for such Convertible Bond Holder to serve any notice, at the Redemption Amount (as defined below).

10.5	Redemption on Extraordinary Event: If an Extraordinary Event occurs which in the opinion of the Convertible Bond Holder, no adjustment can be made pursuant to the Convertible Bond Conditions to preserve the economic effect of the transaction contemplated by the parties, the Convertible Bond Holder may by written notice to the Issuer, require the Issuer to redeem all, or at the election of the Convertible Bond Holder such part of, outstanding Convertible Bonds at the Redemption Amount on the date specified in such notice.

10.6	The Convertible Bond Holder shall issue a Redemption Notice in respect of a redemption event specified in Convertible Bond Conditions 10.1, 10.2, 10.3 and 10.5.

10.7	In the case of a partial redemption, the Issuer shall take such action to replace the Convertible Bond Certificate to reflect the amount redeemed on the original Convertible Bond Certificate subject to the redemption.

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11.	Redemption upon Event of Default

11.1	Save as otherwise consented to or waived by the Convertible Bond Holder, if any event set out in Convertible Bond Condition 11.3 occurs at any time on or after the Issue Date, subject to the Convertible Bond Holder’s written notice that there is occurrence of such event and (other than in the case of any event set out in Convertible Bond Conditions 11.3.3, 11.3.4, 11.3.5, 11.3.6, 11.3.7, 11.3.8, 11.3.9, 11.3.10, 11.3.12, 11.3.13, 11.3.14, 11.3.15, 11.3.17, 11.3.18 and 11.3.19) following the expiry of a period of 15 Business Days from such notice during which such event has not been remedied (an “Event of Default”), the Convertible Bond Holder may, at its sole discretion, issue an Redemption Notice (as defined below) to the Issuer to require the Issuer to redeem all or part of the outstanding Convertible Bonds it holds at that time and such relevant amounts of the Convertible Bonds shall immediately become due and repayable at the Redemption Amount in accordance with Convertible Bond Condition 12.

11.2	A form of notice (the “Redemption Notice”) to be issued is set out in the Part A to the first schedule to the Convertible Bond Certificate. The Redemption Notice shall specify, among other things, the following:

11.2.1	a description of the relevant Event of Default, by reference to the relevant paragraph(s) in Convertible Bond Condition 11.3;

11.2.2	the relevant amount of the outstanding Convertible Bond required to be redeemed;

11.2.3	the EoD Redemption Date; and

11.2.4	the Redemption Amount in accordance with Convertible Bond Condition 12 (Redemption and Repurchase Amount),

whereupon the Issuer shall on the EoD Redemption Date pay or cause to be paid to Convertible Bond Holder which delivers a Redemption Notice the Redemption Amount specified in the Redemption Notice. The Redemption Amount payable by the Issuer under this Convertible Bond Condition 12 (Redemption and Repurchase Amount) shall be paid in USD in immediately available funds.

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11.3	An Event of Default means any of the following events:

11.3.1	Non-payment: a default occurs in the payment of any principal, interest or premium due in respect of the Convertible Bonds;

11.3.2	Breach of other obligations: an Obligor does not perform or comply with one or more of its other obligations in the Transaction Documents;

11.3.3	Misrepresentation: any representation, warranty or statement made or deemed to be made by an Obligor in the Transaction Documents or in any other document delivered by or on behalf of any Obligor under or in connection with any Transaction Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

11.3.4	Enforcement proceedings: a distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any material part of the property, assets or turnover of an Obligor;

11.3.5	Security Enforced: an encumbrancer takes possession or an administrator or other receiver or other similar officer is appointed of the whole or a material part of the property, assets or turnover of an Obligor;

11.3.6	Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution, administration or bankruptcy of an Obligor;

11.3.7	Insolvency: an Obligor is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of an Obligor; an administrator, liquidator or trustee in bankruptcy of an Obligor is appointed over all or a material part of its assets and turnover (or application for any such appointment is made);

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11.3.8	Cross-default: (a) any other present or future indebtedness (whether actual or contingent) of an Obligor becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (b) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (c)an Obligor fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, or (d) any Obligor fails to pay when due any liability arising under any debt instrument or convertible or exchangeable debt instrument issued by it, provided that in the case of paragraphs (a), (b) and (c) above, the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned such paragraphs equals or exceeds HKD 50,000,000 or its equivalent in any other currency on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes (or is capable of being declared)due and payable or is not paid under any such guarantees or indemnity;

11.3.9	Cessation of business: an Obligor ceases or threatens to cease to carry on all or substantially all of its business or operations;

11.3.10	Nationalisation: (a) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of an Obligor or (b) an Obligor is prevented from exercising normal control over all or a material part of its property, assets and turnover;

11.3.11	Authorisation and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (a) to enable an Obligor to lawfully to enter into, exercise its rights and perform and comply with its obligations under the Transaction Documents, (b)to ensure that those obligations are legally binding and enforceable and (c) to make the Transaction Documents admissible in evidence in the courts of Hong Kong, is not taken, fulfilled or done;

11.3.12	Change of control: a change of Control in the Issuer without the prior written consent of the Convertible Bond Holder;

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11.3.13	Illegality: it is or will become unlawful for an Obligor to perform or comply with any one or more of its obligations under any Transaction Document;

11.3.14	Repudiation: an Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or evidences an intention to rescind or repudiate a Transaction Document;

11.3.15	Non-compliance with law: any member of the TNG Group fails to comply with any applicable Law, which failure results in (a) any licence (including, but not limited to the SVF Licence) issued in its favour by a regulatory authority being revoked or suspended indefinitely, (b) any litigation being commenced by any person against such member of the TNG Group or (c) any punitive action taken by any regulatory authority (including but not limited to the imposition of any penalty)against such member of the TNG Group;

11.3.16	Failure to provide information: any Obligor failing to provide any information required by the Convertible Bond Holder in accordance with the terms of the Transaction Documents including (but not limited) to any financial information or access to any management interviews;

11.3.17	Audit qualification: the Issuer’s auditor qualifies any of its audited annual consolidated financial statements and such qualifications concern an inability to continue the business as a going concern or is a result of inadequate, misleading or inaccurate provision of information, disclosure or access;

11.3.18	Material adverse change: any event or series of events occurs which, in the opinion on the Convertible Bond Holder, has or is reasonably likely to have a Material Adverse Effect;

11.3.19	Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs.

11.4	The Issuer shall, within three (3) Business Days, notify the Convertible Bond Holder in writing of any matter or thing which becomes known to it which constitutes or would reasonably constitute (or with the giving of any notice and/or lapse of time and/or the fulfilment of any other requirement would reasonably constitute) an Event of Default.

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12.	Redemption Amount

12.1	The redemption price payable by the Issuer to a Convertible Bond Holder upon redemption (“Redemption Amount”) under:

12.1.1	Convertible Bond Condition 10 (other than Convertible Bond Condition 10.1) or Convertible Bond Condition 11 shall be the aggregate amount of:

(a)	100% of the outstanding principal amount of the Convertible Bonds redeemed;

(b)	an internal rate of return of 15% per annum calculated annually on a compounded basis based on the outstanding principal amount of the Convertible Bonds redeemed, the actual number of days elapsed and a year of 360 days and taking into account any interest (other than default interest) paid pursuant to Convertible Bond Condition 7; and

(c)	any default interest in accordance with Convertible Bond Condition 13 below (if any); and

12.1.2	Convertible Bond Conditions 10.1 shall be the aggregate amount of:

(a)	100% of the USD18,000,000 principal amount of the Convertible Bonds redeemed; and

(b)	any default interest in accordance with Convertible Bond Condition 13 below (if any).

12.2	For the avoidance of doubt, the Redemption Amount shall be paid by the Issuer (or its nominee) on or before:

12.2.1	in the case of a redemption in accordance with Convertible Bond Conditions 10.1, 10.2, 10.3 or 10.5, such date as notified by the Convertible Bond Holder to the Issuer as the date for redemption;

12.2.2	in the case of a redemption in accordance with Convertible Bond Condition 10.4, the Maturity Date;

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12.2.3	in the case of a redemption in accordance with Convertible Bond Condition 11.1, the EoD Redemption Date.

13.	Default Interest

In the event of non-payment by the Issuer of any of the amounts in respect of the Convertible Bond when due, or expressed to be due, including for the avoidance of doubt the principal amount, accrued interest and the Redemption Amount, default interest shall accrue on the overdue but unpaid amount under these Convertible Bonds for the period from the due date to the date of actual payment (both before and after judgment) at an interest rate of 24 % per annum (calculated based on the actual number of days elapsed and a year of 360 days) and shall be payable on demand by the Convertible Bond Holder free and clear of and without set-off or deduction for taxes or otherwise.

14.	Procedure for Redemption of Convertible Bonds

14.1	The Issuer (or its nominee) shall pay the Redemption Amount to the Convertible Bond Holder on such date in accordance with Convertible Bond Condition 12.2.

14.2	From and after the payment in full by the Issuer of the Redemption Amount for all outstanding Convertible Bonds, the Convertible Bonds requested by the holder thereof to be redeemed will no longer be outstanding or deemed to be outstanding and all powers, designations, preferences and other rights of the holder thereof as a holder of such Convertible Bonds shall cease and terminate.

15.	Payments

15.1	Unless specifically provided in a Transaction Document, all payments to be made by the Issuer to each Convertible Bond Holder hereunder shall be made by the Issuer (or its nominee) by remitting the amount to be paid in USD by delivery of banker’s draft or cashier order drawn on a bank licensed in Hong Kong to the relevant Convertible Bond Holder at its address as specified in the register of Convertible Bond Holders or, at the option of the Convertible Bond Holder, not later than 11:00 a.m. (Hong Kong time) on the due date in funds which are for value of that same date to the relevant Convertible Bond Holder’s account with a bank in Hong Kong as may be notified by the relevant Convertible Bond Holder from time to time.

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15.2	All payments made by the Issuer (or its nominee) with respect to the Convertible Bonds will be made free from any restriction or condition and be made without deduction or withholding for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the British Virgin Islands, the Cayman Islands, Hong Kong, the United States or any other jurisdiction or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Convertible Bond Holder of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required.

15.3	If the relevant payment date of any payment to be made by the Issuer is not a Business Day, such payment shall be payable on the following Business Day.

16.	Expenses

The Issuer and the Convertible Bond Holder will pay all administrative costs and expenses, including all issue, securities transaction or other similar taxes, duties, levies and fees (if any) arising in connection with the redemption of the Convertible Bonds and the cancellation and delivery of certificate(s) therefor, in each case as applicable, on equal share.

17.	Replacement of Convertible Bond Certificate(s)

Should any Convertible Bond Certificate be lost, stolen, destroyed, mutilated or defaced, it may be replaced free of charge at the Specified Office upon presentation of such evidence as the Issuer may reasonably require. Mutilated or defaced Convertible Bond Certificate(s) must be surrendered before replacements will be issued.

18.	Usury

The Convertible Bonds are subject to the express condition that at no time shall the Issuer be required to pay interest on the principal amount of the Convertible Bonds at a rate which could subject the Convertible Bond Holder to either civil or criminal liability as a result of being in excess of the Maximum Interest Rate. If under the Convertible Bond Conditions, the Issuer is at any time required or obligated to pay interest on the principal amount at a rate in excess of the Maximum Interest Rate, the interest rate shall be deemed immediately reduced to the Maximum Interest Rate.

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19.	QIPO

For the purposes of a QIPO, if the Issuer designates any entity other than itself to be listed (the “Listing Entity”), and the shares of such Listing Entity become listed, quoted, admitted to trading or dealt in, on the Stock Exchange and such listing would constitute a QIPO if the shares listed had been Company Shares, the Issuer agrees to make such modification to these Convertible Bond Conditions, the Convertible Bonds and/or the Transaction Documents as the Convertible Bond Holders deem necessary to maintain the same commercial effect as if the Listing Entity had been the Issuer. Any such modification shall not be prejudicial to the interests of the Convertible Bond Holders.

20.	Notices

20.1	A Notice under or in connection with this Convertible Bond Instrument shall be:

20.1.1	in writing and in English; and

20.1.2	delivered personally, sent by fax with confirmation receipt followed by mail posted within 24 hours, sent by courier or sent by e-mail to the party due to receive the Notice at the facsimile number, address or e-mail address referred to in Convertible Bond Condition or such other facsimile number, address or e-mail address as a party may specify by notice in writing to the other parties received before the Notice was despatched.

20.2	For the purposes of this Convertible Bond Condition 20 (Notices), a Notice shall be sent to the addresses, facsimile numbers or e-mail addresses and for the attention of those persons set out below:

20.2.1	In the case of the Issuer:

Address:	21/F., Olympia Plaza, 255 King’s Road, North
Point, Hong Kong
Fax:	(852)3951 6201

E-mail address:	legal@tngfintech.com

Attention:	Mr. Kong King Ong Alexander

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20.2.2	in the case of the Convertible Bond Holder, the address in the register of the Convertible Bond Holder, or to such other address, facsimile number or e-mail address as the relevant party may have notified to the other by not less than seven (7) days’ written notice to the other party before the Notice was despatched.

20.3	Unless there is evidence that it was received earlier, a Notice is deemed given if:

20.3.1	delivered personally, when left at the address referred to in Convertible Bond Condition 20.2;

20.3.2	sent by courier, two (2) Business Days after posting it;

20.3.3	sent by fax, when confirmation of its transmission has been recorded on the sender’s faxmachine; or

20.3.4	sent by e-mail, upon receipt.

21.	Governing Law and Jurisdiction

21.1	The Convertible Bond Instrument and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability shall be governed by and construed in accordance with Hong Kong law.

21.2	Any dispute, controversy or claim arising out of or in connection with the Convertible Bond Conditions, including any question regarding its existence, validity or termination, shall bereferred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the notice of arbitration is submitted (the “Rules”), which Rules are deemed to be incorporated by reference into the Convertible Bond Conditions.

21.3	The arbitration tribunal (the “Tribunal”) shall consist of three (3) arbitrators. The claimant(s) shall designate one (1) arbitrator. The respondent(s) shall designate one (1) arbitrator. The two (2) arbitrators thus appointed shall designate the third arbitrator who shall be the presiding arbitrator. If within 14 days of a request from the other party(ies) to do so any party(ies) fails(s) to designate an arbitrator, or if the two (2) arbitrators fail to designate the third arbitrator within 14 days after the confirmation of appointment of the second arbitrator, the appointment shall be made, upon request of any party(ies), by the HKIAC Council in accordance with the Rules.

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21.4	The seat, or legal place, of arbitration shall be Hong Kong.

21.5	The language to be used in the arbitral proceedings shall be English.

21.6	Any award of the Tribunal shall be made in writing and shall be final and binding on the Convertible Bond Holder and the Issuer from the day it is made. The parties undertake to carry out the award without delay.

21.7	Each Convertible Bond Holder and the Issuer waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. Each such party shall not be deemed, however, to have waived any other right to challenge any award. Nothing in this Convertible Bond Condition 21 shall be construed as preventing any such party from seeking conservatory or interim relief from any court of competent jurisdiction.

21.8	This arbitration agreement shall be governed and construed under the laws of Hong Kong.

21.9	Where disputes arise out of or in connection with Convertible Bond Conditions and out of or in connection with any other Transaction Document which, in the absolute discretion of the first arbitral tribunal to be appointed in any of the disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that arbitral tribunal shall have the power to order that the proceedings to resolve that dispute shall be consolidated with those to resolve any of the other disputes (whether or not proceedings to resolve those other disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If that arbitral tribunal so orders, the parties to each dispute which is a subject of its order shall be treated as having consented to that dispute being finally decided:

21.9.1	by the arbitral tribunal that ordered the consolidation unless the HKIAC decides that thatarbitral tribunal would not be suitable or impartial; and

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21.9.2	in accordance with the procedure, at the seat and in the language specified in the relevant Transaction Document under which the arbitral tribunal that ordered the consolidation was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of any such agreement, ordered by the arbitral tribunal in the consolidated proceedings.

The above shall apply even where powers to consolidate proceedings exist under any applicable arbitration rules (including those of an arbitral institution) and, in such circumstances, the provisions of foregoing paragraph above shall apply in addition to those powers.

21.10	The Issuer irrevocably and generally consents in respect of any proceedings anywhere in connection with any Transaction Document to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those proceedings.

22.	Waiver of immunity

The Issuer irrevocably agrees that should any person take any arbitration or court proceedings anywhere (whether for an injunction, specific performance, damages or otherwise) in connection with any Transaction Document, it waives any claim to immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) in relation to those proceedings, including, without limitation, immunity from:

(a)	jurisdiction of any court or tribunal;

(b)	service of process;

(c)	injunctive or other interim relief, or any order for specific performance or recovery of land; and

(d)	any process for execution of any award or judgment against its assets.

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23.	Interpretation

23.1	In these Convertible Bond Conditions, unless the context otherwise requires, the following expressions shall have the following meanings:

“Amendment Agreement” means the amendment agreement dated on or about 14 September 2021 between among others the Issuer and the Initial Convertible Bond Holder.

“An Qiao” means An Qiao Investment Limited, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1844752.

“Business Day” means a day (other than a Saturday or Sunday or public holiday) on which commercial banks are open for business in Hong Kong and, in the case of a surrender of a Convertible Bond Certificate, in the place where the Convertible Bond Certificate is surrendered, respectively.

“Chargor” means each security provider under the Security Documents.

“Company” means Regal Planet Limited, a company incorporated in the British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and with company number 1724590.

“Company Shares” means (a) shares in the authorised shares of the Issuer or (b) if a SPAC Transaction has occurred, the shares in the authorized shares of the Issuer (or, as applicable, the shares of its successor or parent company).

“Control” means the power of a person to secure that the affairs of another person are conducted directly or indirectly in accordance with the wishes of that first person by means of being the beneficial owner of more than 50% of the voting rights of that other person, or having the right to appoint or remove a majority of the members of or otherwise control the votes at the board of directors (or its equivalent) of that other person, and “Controlling” and “Controlled” shall be construed accordingly.

“Convertible Bonds” has the meaning specified in the preamble to the Convertible Bond Conditions.

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“Convertible Bond Certificate” means the certificate in the form, or substantially in the form, set out in Schedule 1 to the Convertible Bond Instrument.

“Convertible Bond Condition” has the meaning specified in the preamble to these terms and conditions.

“Convertible Bond Holder” means a holder of the Convertible Bonds and in whose name such Convertible Bonds is for the time being registered in the Convertible Bond Register (or, in the case of a joint holding, the first named thereof).

“Convertible Bond Instrument” has the meaning specified in the preamble to the Convertible Bond Conditions.

“Convertible Bond Register” has the meaning assigned to it in Convertible Bond Condition 4.1.

“Conversion Date” means the date on which the Convertible Bond Holder is recorded as the registered owner of the Conversion Shares in the register of members of the Issuer.

“Conversion Notice” has the meaning specified in Convertible Bond Condition 8.4.1.

“Conversion Period” means the period commencing from the Issue Date to the Maturity Date or the date of the QIPO, whichever is earlier.

“Conversion Shares” means (a) such Company Shares to be issued by the Issuer or (b) if the shares are being issued upon conversion at or following a SPAC Transaction, such Company Shares to be issued by the Issuer (or, as applicable, such shares to be issued by its successor or parent company), in each case, to the Convertible Bond Holder (or its nominee) upon a conversion of the Convertible Bonds, pursuant to and in accordance with the Convertible Bond Conditions.

“Delisting” means (a) the Stock Exchange announces that, pursuant to the rules of the relevant Stock Exchange, the Company Shares cease (or will cease) to be listed, traded or publicly quoted on the Stock Exchange or (b) such Company Shares cease to be listed, traded or publicly quoted on the Stock Exchange.

“Denominated Amount” has the meaning assigned to it in Convertible Bond Condition 3.1 (Form and denomination).

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“EoD Redemption Date” means the fifth (5th) Business Day after the date of the applicable Redemption Notice.

“ESOP” means the employee share award scheme constituted by the Equity Incentive Plan resolved by the Issuer on 13 September 2018 pursuant to which the eligible directors or employees are or will be awarded share units and share options and may exercise such options issued in their favour which will result in the allotment of up to a maximum of 5803 shares of the Issuer;

“Event of Default” has the meaning assigned to it in Convertible Bond Condition 11.1.

“Exchangeable Bonds” means USD46,000,000 15 per cent secured guaranteed exchangeable bonds exchangeable into Company Shares issued by the Company.

“Extraordinary Event” means any one or more of the following:

(a)	a Delisting;

(b)	a Merger Event;

(c)	a Nationalisation; or

(d)	a Tender Offer.

“FastWealth (Cayman)” means FastWealth Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands with company number 358336.

“Financial Indebtedness” means any indebtedness of any person for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

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(c)	any amount raised pursuant to any note purchase facility or the issue of any bonds, rules, debentures, loan stock or similar instrument (including but not limited to the amount raised pursuant to the Transaction Documents);

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with generally applicable accounting principles, be treated as a finance or capital lease;

(e)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(f)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (e) above.

“Government Authority” means any national, provincial, municipal, city or local government or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

“Guarantee” means the Deed of Personal Guarantee executed and delivered by the Personal Guarantor in favour of the Initial Convertible Bond Holder on 14 September 2018.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Hope Spring” means Hope Spring Holdings Limited, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1863917.

“Initial Convertible Bond Holder” means Chelsea Vanguard Fund.

“Issue Date” has the meaning specified in the preamble to the Convertible Bond Conditions.

“Issuer” has the meaning specified in the preamble to the Convertible Bond Conditions.

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“Law” means any provision of any binding law, ordinance, rule, judgment, rule of common law and equity, decree, award, injunction, policies, government approval or other governmental restriction or binding regulation or rule of any Government Authority (including, without limitation, any anti-corruption, anti-money laundering and employment law or regulation).

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of anObligor or the TNG Group taken as a whole;

(b)	the ability of an Obligor to perform its obligations under the Transaction Documents; or

(c)	the validity or enforceability of the Transaction Documents or the effectiveness or ranking of any Security Interest granted or purported to be granted pursuant to, any Transaction Document; or

(d)	any right or remedy of a Convertible Bond Holder in respect of any Transaction Document.

“Maturity Date” means 14 September 2023 (or any other date as agreed between the Issuer and the Convertible Bond Holder).

“Maximum Interest Rate” means the maximum, non-usurious, per annum interest rate permitted from time to time under the laws of Hong Kong.

“Merger Event” means, in respect of the Company Shares, any:

(a)	reclassification or change of the Company Shares that results in a transfer of or an irrevocable commitment to transfer all outstanding Company Shares to another entity or person;

(b)	consolidation, amalgamation, merger or binding share exchange of the Issuer with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which the Issuer is the continuing entity and which does not result in a reclassification or change of any of the Company Shares then outstanding);

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(c)	takeover offer, tender offer, scheme of arrangement, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent, of the outstanding Company Shares that results in a transfer of or an irrevocable commitment to transfer all such Company Shares (other than the Company Shares owned or controlled by such other entity or person); or

(d)	consolidation, amalgamation, merger or binding share exchange of the Issuer or its Subsidiaries with or into another entity in which the Issuer is the continuing entity and which does not result in a reclassification or change of the outstanding Company Shares but results in the outstanding Company Shares (other than Company Shares owned or controlled by such other entity) immediately before such event collectively representing less than 50 per cent. of the outstanding Company Shares immediately following such event.

“Nationalisation” means:

(a)	all the Company Shares; or

(b)	all or substantially all of the assets of the Issuer,

(c)	are nationalised, expropriated or are otherwise required to be transferred to any Governmental Authority, entity or instrumentality thereof.

“Notice” means a notice given pursued to the terms of this Convertible Bond Instrument and shall be construed in accordance with Convertible Bond Condition 20 (Notices).

“Obligors” means the Personal Guarantor, the Chargors and the Issuer, and “Obligor” shall meanany of them.

“Original Subscription Agreement” means the subscription agreement entered into between the Issuer as issuer and the Initial Convertible Bond Holder as investor in connection with the subscription of the Convertible Bonds on 14 September 2018.

“Personal Guarantor” means Mr. Kong King Ong Alexander (江慶恩), a holder of Hong Kongidentity card number R463937(4).

“PRC” means the People’s Republic of China, excluding for the purposes of these Convertible Bond Conditions only, Hong Kong, the Macau Special Administrative Region and Taiwan.

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“Pre-Money Valuation” means the valuation of the Issuer prior to a QIPO by an investment bank to be agreed between the Issuer and the Convertible Bond Holder.

“QIPO” means (a) the listing of the Company Shares on the Stock Exchange by way of initial public offering or (b) by way of a SPAC Transaction, in each case, with a Pre-Money Valuation of no less than USD1,000,000,000 or such lower amount as the Issuer and the Convertible Bond Holder may agree.

“Redemption Notice” has the meaning assigned to it in Convertible Bond Condition 11.2.

“Security” means, collectively, all the security interests granted in favour of the Convertible Bond Holder pursuant to the Security Documents from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means:

(a)	the share charge dated on or about 14 September 2021 in respect of all of the Personal Guarantor’s shares in Hope Spring to be executed and delivered by the Personal Guarantor as chargor in favour of the Initial Convertible Bond Holder as chargee;

(b)	the share charge dated on or about 14 September 2021 in respect of all of Hope Spring’s shares in FastWealth (Cayman) to be executed and delivered by Hope Spring as chargor in favour of the Initial Convertible Bond Holder as chargee;

(c)	the share charge dated on or about 14 September 2021 in respect of all of Hope Spring’s shares in An Qiao to be executed and delivered by Hope Spring as chargor in favour of the Initial Convertible Bond Holder as chargee;

(d)	the deed of undertaking from the Guarantor dated on or about 14 September 2021 in respect of certain undertakings to be given by the Guarantor to the Initial Convertible Bond Holder;

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(e)	the Guarantee;

(f)	the Supplemental Deed of Personal Guarantee to be executed and delivered by the Personal Guarantor in favour of the Initial Convertible Bond Holder dated or about 14 September 2021; and

(g)	any other document evidencing or creating or expressed to evidence or create Security Interests over any asset to secure any obligation of any Obligor to the Convertible Bond Holder(s) under the Transaction Documents.

“Security Interest” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest or assignment.

“SPAC” means a special purpose acquisition company or other similar entity listed on the Stock Exchange.

“SPAC Transaction” means a merger, acquisition or other business combination involving the Issuer and a SPAC.

“Specified Office” means Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands or such other address outside of Hong Kong as the Issuer may notify to the Convertible Bond Holder in writing.

“Stock Exchange” means Nasdaq Stock Market or such other recognised exchange agreed between the Issuer and the Convertible Bond Holder.

“SVF Licence” means the stored value facility licence issued TNG (Asia) Limited, being a member of the TNG Group by the Hong Kong Monetary Authority which allows it to, among other things, maintain a stored value facility in connection with its business.

“Tax” has the meaning assigned to it in the Original Subscription Agreement.

“Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in such entity or person purchasing or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 10 per cent, and less than 100 per cent, of the outstanding voting shares of the Issuer, as determined by the Convertible Bond Holder.

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“TNG Group” means the Issuer and its Subsidiaries for the time being. “Transaction Documents” means:

(a)	the Amendment Agreement;

(b)	the Original Subscription Agreement;

(c)	this Convertible Bond Instrument;

(d)	each Convertible Bond Certificate issued or to be issued to the Convertible Bond Holder;

(e)	each Security Document; and

(f)	any other document designated as a “Transaction Document” by the Issuer and the Initial Convertible Bond Holder.

23.2	A reference to a statute or statutory provision includes a reference:

23.2.1	to that statute or provision as from time to time modified or re- enacted;

23.2.2	to any repealed statute or statutory provision which it re-enacts (with or without modification); and

23.2.3	to any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision.

23.3	Unless the context otherwise requires:

23.3.1	words in the singular include the plural, and vice versa;

23.3.2	words importing any gender include all genders; and

23.3.3	a reference to a person includes a reference to a body corporate and to an unincorporated body of persons.

23.4	A reference to a Convertible Bond Condition, Sub-condition or Schedule is to a condition and a sub-condition of, or a schedule, to this Convertible Bond Instrument.

23.5	The headings are for convenience only and do not affect interpretation of this Convertible Bond Instrument.

23.6	References in this Convertible Bond Instrument to any matter being “approved” by any person means approval given by that person in writing.

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IN WITNESS whereof this Convertible Bond Instrument has been duly executed and delivered by the Issuer as a deed poll on the date first above written.

Executed and delivered as a Deed	)
by KONG King Ong Alexander	)
on behalf of	)

TNG FINTECH GROUP INC.	)
)
)
	)	Name: KONG King Ong Alexander
	)	Director or authorised signatory
Name:
Witness

Project Chelsea II – Amended and Restated CB Instrument

Schedule 3

Form of Exchangeable Bond Instrument

EXECUTION VERSION

14 September 2021

AMENDED AND RESTATED EXCHANGEABLE BOND INSTRUMENT

constituting USD46,000,000 15% secured guaranteed exchangeable bonds

REGAL PLANET LIMITED

as Issuer

M.B. KEMP LLP 23/F, PICO Tower, 66 Gloucester Road, Hong Kong T: +852 3170 1088 F: +852 3170 1077 www.kempllp.com

THIS AMENDED AND RESTATED EXCHANGEABLE BOND INSTRUMENT is originally executed by way of deed poll on 14 September 2018, as amended and restated pursuant to an Amendment Agreement (as defined herein) dated 14 September 2021

PARTIES:

(1)	REGAL PLANET LIMITED, a company incorporated under the laws of the British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and with company number 1724590 (the “Issuer”);

In favour of:

(2)	THE PERSON for the time being and from time to time registered as holder of the Exchangeable Bonds referred to below (the “Exchangeable Bond Holder”).

RECITALS:

(A)	The Issuer was authorised by a resolution of its board of directors dated 14 September 2018 to create and issue USD30,000,000 12% secured guaranteed exchangeable bonds (the “Original Exchangeable Bonds”).

(B)	The Issuer and Chelsea Vanguard Fund (the “Initial Exchangeable Bond Holder”) entered into an exchangeable bond subscription agreement on 14 September 2018 (the “Original Subscription Agreement”), pursuant to which the Initial Exchangeable Bond Holder agreed to subscribe the Original Exchangeable Bonds subject to the terms and conditions thereof, and on the same day, the Issuer has issued the exchangeable bond instrument (the “Original Exchangeable Bond Instrument”).

(C)	As at 14 September 2021, the principal outstanding amount on the Original Exchangeable Bonds was USD30,000,000, and the accrued interest outstanding on the Original Exchangeable Bonds was USD15,891,259.44.

(D)	Pursuant to the Original Exchangeable Bond Instrument, the maturity date was the date falling 36 months from the issue date thereof, i.e. 14 September 2021 (“Original Maturity Date”).

(E)	The Issuer and the Initial Exchangeable Bond Holder have agreed to extend the maturity of the Original Exchangeable Bonds, subject to certain amendments to the terms and conditions of the Original Exchangeable Bond Instrument.

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(F)	On 14 September 2021, the Issuer and the Initial Exchangeable Bond Holder have agreed to certain amendments to the terms of the Original Exchangeable Bonds. To reflect the new terms and conditions agreed between the parties, the Issuer and the Initial Exchangeable Bond Holder will execute an amendment agreement (the “Amendment Agreement”) to amend and restate the original exchange bond instrument (the amended and restated exchange bond instrument, the “Exchangeable Bond Instrument” and the date on which Exchangeable Bond Instrument becomes effective in accordance with the terms of the Amendment Agreement, the “Amendment Effective Date”).

(G)	The proposed amendments to the Original Exchangeable Bond Instrument were approved by the board of directors of the Issuer on 11 September 2021.

(H)	This instrument shall, with effect on (and including) the Amendment Effective Date, form the amended and restated exchangeable bond instrument (the amended and restated exchangeable bond instrument being hereinafter known as “Exchangeable Bond Instrument”) for all the exchangeable bonds issued by the Issuer pursuant to the mandate granted by its board of directors on 14 September 2018 (and varied by its board of directors on 11 September 2021) (“Exchangeable Bonds”) in substitution of the Original Exchangeable Bond Instrument.

THIS EXCHANGEABLE BOND INSTRUMENT WITNESSES as follows:

1.	INTERPRETATION

1.1	References to Exchangeable Bond Conditions

In this Exchangeable Bond Instrument, “Exchangeable Bond Conditions” means the terms and conditions of the Exchangeable Bonds scheduled to this Exchangeable Bond Instrument in Schedule 2 (and as maybe modified from time to time in accordance with its terms), and any reference to a numbered “Exchangeable Bond Condition” is to the correspondingly numbered provision thereof.

1.2	References to Exchangeable Bond Instrument

Any reference to this Exchangeable Bond Instrument includes, without limitation, the Exchangeable Bond Conditions.

1.3	Other Defined Terms

Terms defined in the Exchangeable Bond Conditions have the same meanings when used in this Exchangeable Bond Instrument.

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1.4	References to Clauses, Paragraphs and Schedules

Any reference in this Exchangeable Bond Instrument to a Clause, Paragraph or Schedule, unless specifically provided otherwise, is a reference to a clause or paragraph of, or schedule to, this Exchangeable Bond Instrument.

1.5	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Exchangeable Bond Instrument.

1.6	Legislation

Any reference in this Exchangeable Bond Instrument to any legislation (whether primary legislation or regulations or subsidiary legislation or regulation made pursuant to such primary legislation or regulation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

2.	THE EXCHANGEABLE BONDS

The Issuer hereby constitutes the Exchangeable Bonds which have the terms and conditions provided in the Exchangeable Bond Conditions in favour of the Exchangeable Bond Holder that it will duly perform and comply with the obligations expressed to be undertaken by it in each Exchangeable Bond Certificate and in the Exchangeable Bond Conditions (and for this purpose any reference in the Exchangeable Bond Conditions to any obligation or payment under or in respect of the Exchangeable Bonds shall be construed to include a reference to any obligation or payment under or pursuant to this provision).

3.	DEPOSIT OF EXCHANGEABLE BOND INSTRUMENT

The Issuer hereby acknowledges the right of the Exchangeable Bond Holder to the production of this Exchangeable Bond Instrument and shall ensure that copies of this Exchangeable Bond Instrument are available for inspection by the Exchangeable Bond Holder during office hours at the Specified Office.

4.	STAMP DUTIES AND TAXES

All stamp duties (including any interest and penalties thereon or in connection therewith) which are payable in Hong Kong upon or in connection with the execution and delivery of this Exchangeable Bond Instrument shall be borne equally between the Issuer and the Exchangeable Bond Holder.

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5.	BENEFIT OF EXCHANGEABLE BOND INSTRUMENT

5.1	Deed Poll

This Exchangeable Bond Instrument shall take effect as a deed poll for the benefit of the Exchangeable Bond Holder.

5.2	Benefit

This Exchangeable Bond Instrument shall enure to the benefit of the Exchangeable Bond Holder and its (and any subsequent) successors, assigns and transferees, each of which shall be entitled severally to enforce this Exchangeable Bond Instrument against the Issuer.

5.3	Assignment

The Issuer shall not assign or transfer any of its rights or obligations under this Exchangeable Bond Instrument without the prior consent in writing of the Exchangeable Bond Holder.

6.	PARTIAL INVALIDITY

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

7.	NOTICES

All notices and other communications to the Issuer hereunder shall be made in accordance with Exchangeable Bond Condition 20 (Notices).

8.	GOVERNING LAW AND JURISDICTION

8.1	This Exchangeable Bond Instrument and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability is governed by and construed in accordance with Hong Kong law.

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8.2	Any dispute, controversy or claim arising out of or in connection with the Exchangeable Bond Conditions, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the notice of arbitration is submitted (the “Rules”), which Rules are deemed to be incorporated by reference into the Exchangeable Bond Conditions.

8.3	The arbitration tribunal (the “Tribunal”) shall consist of three (3) arbitrators. The claimant(s) shall designate one (1) arbitrator. The respondent(s) shall designate one (1) arbitrator. The two (2) arbitrators thus appointed shall designate the third arbitrator who shall be the presiding arbitrator. If within 14 days of a request from the other party(ies) to do so any party(ies) fails(s) to designate an arbitrator, or if the two (2) arbitrators fail to designate the third arbitrator within 14 days after the confirmation of appointment of the second arbitrator, the appointment shall be made, upon request of any party(ies), by the HKIAC Council in accordance with the Rules.

8.4	The seat, or legal place, of arbitration shall be Hong Kong.

8.5	The language to be used in the arbitral proceedings shall be English.

8.6	Any award of the Tribunal shall be made in writing and shall be final and binding on the Exchangeable Bond Holder and the Issuer from the day it is made. The parties undertake to carry out the award without delay.

8.7	Each Exchangeable Bond Holder and the Issuer waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. Each such party shall not be deemed, however, to have waived any other rightto challenge any award. Nothing in this Clause 8 shall be construed as preventing any such party from seeking conservatory or interim relief from any court of competent jurisdiction.

8.8	This arbitration agreement shall be governed and construed under the laws of Hong Kong.

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8.9	Where disputes arise out of or in connection with Exchangeable Bond Conditions and out of or in connection with any other Transaction Document which, in the absolute discretion of the first arbitral tribunal to be appointed in any of the disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that arbitral tribunal shall have the power to order that the proceedings to resolve that dispute shall be consolidated with those to resolve any of the other disputes (whether or not proceedings to resolve those other disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If that arbitral tribunal so orders, the parties to each dispute which is a subject of its order shall be treated as having consented to that dispute being finally decided:

8.9.1	by the arbitral tribunal that ordered the consolidation unless the HKIAC decides that that arbitral tribunal would not be suitable or impartial; and

8.9.2	in accordance with the procedure, at the seat and in the language specified in the relevant Transaction Document under which the arbitral tribunal that ordered the consolidation was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of any such agreement, ordered by the arbitral tribunal in the consolidated proceedings.

The above shall apply even where powers to consolidate proceedings exist under any applicable arbitration rules including those of an arbitral institution and, in such circumstances, the provisions of foregoing paragraph above shall apply in addition to those powers.

8.10	The Issuer irrevocably and generally consents in respect of any proceedings anywhere in connection with any Transaction Document to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those proceedings.

9.	WAIVER OF IMMUNITY

The Issuer irrevocably agrees that should any person take any arbitration or court proceedings anywhere (whether for an injunction, specific performance, damages or otherwise) in connection with any Transaction Document, it waives any claim to immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) in relation to those proceedings, including, without limitation, immunity from:

(a)	jurisdiction of any court or tribunal;

(b)	service of process;

(c)	injunctive or other interim relief, or any order for specific performance or recovery of land;and

(d)	any process for execution of any award or judgment against its assets.

10.	MODIFICATION

10.1	Without prejudice to Clause 10.2, all or any of the rights for the time being attached to the Exchangeable Bonds may from time to time (whether or not the Issuer is being dissolved or wound up) be altered or abrogated with the Exchangeable Bond Holder’s approval and shall be effected by an instrument by way of deed poll executed by the Issuer and expressed to be supplemental to this Exchangeable Bond Instrument.

10.2	The Exchangeable Bond Holder may, by notice in writing to the Issuer, request for modifications to the Exchangeable Bond Instrument which are of a formal, minor or technical nature, or made to correct a manifest error, and in each case not affecting adversely the rights of the Exchangeable Bond Holder, if any, and upon receipt of such notice in writing the Issuer shall effect such modifications by an instrument by way of deed poll executed by the Issuer and expressed to be supplemental to this Exchangeable Bond Instrument and notify the Exchangeable Bond Holder in respect of the modifications. Any such modifications shall be binding on the Exchangeable Bond Holder and the Issuer.

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Schedule 1

FORM OF EXCHANGEABLE BOND CERTIFICATE

*********************************************************

Certificate No: [●]	Date of Issue: [●]

THIS EXCHANGEABLE BOND HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT PURSUANT TO A REGISTRATION STATEMENT OR IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

REGAL PLANET LIMITED

(the “Issuer”)

(a company incorporated with limited liability under the laws of the British Virgin Islands)

USD46,000,000 15% Secured Guaranteed Exchangeable Bonds

This Exchangeable Bond Certificate is issued in respect of USD46,000,000 15% Secured Guaranteed Exchangeable Bonds (the “Exchangeable Bonds”) of REGAL PLANET LIMITED (the “Issuer”). The Exchangeable Bonds are constituted by the Exchangeable Bond Instrument originally dated 14 September 2018, as amended and restated pursuant to an amendment agreement dated 14 September 2021 (as further amended and/or supplemented from time to time) and entered into by the Issuer (the “Exchangeable Bond Instrument”), subject to the memorandum of association and articles of association of the Issuer.

THIS IS TO CERTIFY that the Exchangeable Bond Holder named below is the registered holder of the Exchangeable Bond (with such principal amount as specified in this Exchangeable Bond Certificate). The Issuer promises to pay the person who appears at the relevant time on the register of Exchangeable Bond Holders as Exchangeable Bond Holder of the Exchangeable Bond in respect of which this Certificate is issued such amount or amounts as shall become due in respect of the Exchangeable Bond and otherwise to comply with the terms and conditions of the Exchangeable Bond Instrument (the “Exchangeable Bond Conditions”).

The Exchangeable Bond is exchangeable into the shares of TNG FINTECH GROUP INC. in accordance with and subject to the Exchangeable Bond Conditions.

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This Exchangeable Bond Certificate is evidence of entitlement only. Title to the Exchangeable Bonds passes only on due registration on the register of Exchangeable Bond Holders and only the duly registered Exchangeable Bond Holder is entitled to payments on the Exchangeable Bonds in respect of which this Exchangeable Bond Certificate is issued.

This Exchangeable Bond Certificate is issued pursuant to the Exchangeable Bond Instrument. Words and expressions used in the Exchangeable Bond Instrument and the Exchangeable Bond Conditions have the same meanings when used in this Exchangeable Bond Certificate.

Name of Exchangeable Bond Holder:	CHELSEA VANGUARD FUND

Address of Exchangeable Bond Holder:	c/o Unit 1501, 15/F West Tower Shun Tak Centre, 168-200 Connaught Road Central

Principal amount of Exchangeable Bond:	USD[●]

This Exchangeable Bond Certificate is governed by and shall be construed in accordance with the laws of Hong Kong.

SEALED with the common seal of	)
REGAL PLANET LIMITED	)

Name:

Title:

A COPY OF THE EXCHANGEABLE BOND INSTRUMENT AND THE EXCHANGEABLE BOND CONDITIONS MAY BE OBTAINED ON REQUEST FROM THE ISSUER AT THE SPECIFIED OFFICE. THE SCHEDULES PRINTED ON THE FOLLOWING PAGES FORM PART OF THIS EXCHANGEABLE BOND CERTIFICATE.

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FIRST SCHEDULE TO EXCHANGEABLE BOND CERTIFICATE

Part A – Redemption Notice

To:	The Directors
REGAL PLANET LIMITED
21/F., Olympia Plaza 255 King’s Road, North Point,
Hong Kong

Date:

USD46,000,000 15% Secured Guaranteed Exchangeable Bonds (the “Exchangeable Bonds”)

Words and expressions used in the Exchangeable Bond Instrument originally dated 14 September 2018, as amended and restated pursuant to an amendment agreement dated 14 September 2021 (as further amended and/or supplemented from time to time) entered into by REGAL PLANET LIMITED (the “Issuer”) to constitute the Exchangeable Bonds (the “Exchangeable Bond Instrument”) and the terms and conditions of the Exchangeable Bonds contained in the Exchangeable Bond Instrument have the same meanings when used in this notice.

[Reference is made to Condition 10 of the Exchangeable Bonds Conditions. We, being the undersigned Exchangeable Bond Holder of the Exchangeable Bonds of such principal amount specified below and evidenced by the Exchangeable Bond Certificate(s) referred to below, hereby elect to have the principal amount stated below redeemed.]

[Reference is made to Condition 11 (Redemption upon Event of Default) of the Exchangeable Bond Conditions, the relevant Event of Default being [•], we, being the undersigned Exchangeable Bond Holder of the Exchangeable Bonds of such principal amount specified below and evidenced by the Exchangeable Bond Certificate(s) referred to below, hereby confirmed that we have given a written notice to the Issuer of occurrence of such Event of Default [and a period of 15 Business Days from such notice has been expired during which such Event of Default remains unremedied,] and we elect to have the Exchangeable Bonds of such principal amount redeemed.]

1.	Denominated Amount and certificate numbers of Exchangeable Bond(s) to which this notice applies:

Denominated Amount of Exchangeable Bond being redeemed:

Certificate number(s) of the Exchangeable Bond:

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2.	[Redemption Date] /[EoD Redemption Date]:

3.	Redemption Amount:

The Redemption Amount mentioned above payable by the Issuer will be transferred to the following bank account:

Account no: [●]

Account name: [●]

Bank: [●]

Signed by	)
for and on behalf of	)
[Name of Exchangeable Bond Holder]	)

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Part B - Exchange Notice

To:	The Directors
REGAL PLANET LIMITED
21/F., Olympia Plaza
255 King’s Road, North Point,
Hong Kong

Date:

USD46,000,000 15% Secured Guaranteed Exchangeable Bonds (the “Exchangeable Bonds”)

Words and expressions used in the Exchangeable Bond Instrument originally dated 14 September 2018, as amended and restated pursuant to an amendment agreement dated 14 September 2021 (as further amended and/or supplemented from time to time) entered into by REGAL PLANET LIMITED (the “Issuer”) to constitute the Exchangeable Bonds (the “Exchangeable Bond Instrument”) and the terms and conditions of the Exchangeable Bonds contained in the Exchangeable Bond Instrument have the same meanings when used in this notice.

We, being the undersigned holder of the Denominated Amount of Exchangeable Bonds specified below and evidenced by the Exchangeable Bond Certificate(s) referred to below, hereby agree to exchange such Denominated Amount of the Exchangeable Bonds [and the accrued and unpaid interest attributable thereon] 1 as specified below of which we are the holder for such number of Exchange Shares as is calculated in accordance with the Exchangeable Bond Conditions.

1.	Total Denominated Amount, number and identifying numbers (if relevant) of the Exchangeable Bonds to be exchanged:

Total Denominated Amount:

Accrued and unpaid interest:

Identifying numbers of Exchangeable Bond Certificates deposited in respect of the Exchangeable Bonds to be exchanged:

1 Please elect whether to include the interest in the aggregated amount.

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2.	Proposed date of exchange:

3.	Total number of Exchange Shares to be delivered upon the exchange:

4.	* (a) The Exchange Shares required to be delivered on exchange are to be credited to the following stock account:

Name:

Address:

Custodian Account No. (if applicable):

Securities Account No.:

Account Name:

or

* (b) The Exchange Shares required to be delivered on exchange are to be registered in thename of:

Name:

Address:

Nationality of Beneficial Owner:

In relation to 4(b), we hereby request that the certificates for the Exchange Shares required to be delivered upon exchange (i) be delivered to the person whose name and address is given below:

Name:

Address:

(ii) be made available for collection at the specified office of the Issuer or its share registrar, if any, in Hong Kong.

* delete and/or complete as appropriate

Signed by	)
for and on behalf of	)
[Name of Exchangeable Bond Holder]	)

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Part C – Transfer Form

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Exchangeable Bond, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred:	[	]

Name of transferee:	[	]

Address of transferee:	[	]

Account for payment:	[	]

Dated:

Certifying Signature:

Name:

Notes:

(i)	A representative of the Exchangeable Bond Holder should state the capacity in which he signs (e.g.executor).

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder to the Issuer or in such other manner as the Issuer may require.

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SECOND SCHEDULE TO EXCHANGEABLE BOND CERTIFICATE

Terms and Conditions of the Bond

NOTE: to be attached when the Exchangeable Bond Certificate is being issued

(End of Schedule 1 (Form of Exchangeable Bond Certificate))

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Schedule 2

TERMS AND CONDITIONS OF THE BOND

The issue of USD46,000,000 15% Secured Guaranteed Exchangeable Bonds (the “Exchangeable Bonds”) of REGAL PLANET LIMITED (the “Issuer”), a company incorporated in the British Virgin Islands, was first authorised by a resolution of the board of directors of the Issuer dated 14 September 2018. The original exchangeable bonds were constituted by an exchangeable bond instrument dated 14 September 2018 (the “Issue Date”).

Since its original Issue Date, certain amendments were made to the terms and conditions of the original exchangeable bonds and such amendments were approved by the board of directors of the Issuer dated 11 September 2021.

The original exchangeable bond instrument was amended and restated with the approval of the Exchangeable Bond Holder pursuant to the Amendment Agreement (the amended and restated exchangeable bond instrument being hereinafter known as “Exchangeable Bond Instrument”).

The Exchangeable Bonds are issued subject to the terms set out in these amended and restated terms and conditions (the amended and restated exchangeable bond terms and conditions being hereinafter known “Exchangeable Bond Conditions”).

Unless otherwise defined in these Exchangeable Bond Conditions, terms defined in the Exchangeable Bond Instrument have the same meaning when used in these Exchangeable Bond Conditions.

1.	Amount and Issue of the Exchangeable Bonds

1.1	Subject to Exchangeable Bond Condition 20 (Further Issues), the aggregate principal amount of the Exchangeable Bonds is USD46,000,000.

1.2	Each Exchangeable Bond shall be issued subject to and in accordance with the terms of the Exchangeable Bond Conditions and shall be binding on the Issuer and shall enure for the benefit of the Exchangeable Bond Holder.

1.3	The Issuer and the Exchangeable Bond Holder shall each pay half of all stamp duties (if any) payable in Hong Kong on the issue of the Exchangeable Bonds and the initial delivery of the Exchangeable Bonds.

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2.	Covenant to Pay

2.1	The Issuer will on any day on which the Exchangeable Bonds or any portion thereof become due unconditionally pay to, or cause to be paid to, or to the order of the Exchangeable Bond Holder in USD in immediately available funds such amount payable in respect of the Exchangeable Bonds becoming due on that date, calculated in accordance with the Exchangeable Bond Conditions together with any applicable premium (if any) and will (subject to the Exchangeable Bond Conditions) until such payment (both before and after judgment) unconditionally pay to, or to the order of, the Exchangeable Bond Holder, interest in USD accrued and payable in accordance with the Exchangeable Bond Conditions.

2.2	Save as provided herein, the Exchangeable Bonds may not be repaid or otherwise redeemed.

3.	Form, Denomination, Status and Guarantee

3.1	Form and denomination

Each Exchangeable Bond is issued in registered form of an amount (the “Denominated Amount”) of a minimum of USD1,000,000. An Exchangeable Bond Certificate will be issued to each Exchangeable Bond Holder in respect of its registered holding of Exchangeable Bond. Each Exchangeable Bond Certificate will be numbered serially with an identifying number which will be recorded on the relevant Exchangeable Bond Certificate and in the register of Exchangeable Bond Holders (the “Exchangeable Bond Register”) kept by the Issuer.

3.2	Status of the Exchangeable Bonds

The Exchangeable Bonds constitute direct, unconditional, secured and guaranteed obligations of the Issuer which will at all times rank pari passu without any preference or priority among themselves.

3.3	Guarantee of the Exchangeable Bonds

The Personal Guarantor has in the Guarantee unconditionally and irrevocably guaranteed the due and punctual payment of all sums from time to time payable by the Issuer in respect of the Exchangeable Bonds. The guarantee constitutes direct, general and unconditional obligations of the Personal Guarantor which will at all times rank at least pari passu with all other present and future unsecured obligations of the Personal Guarantor, save for such obligations as may be preferred by provisions of law that are both mandatory and of general applications.

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4.	Exchangeable Bond Register, Title and Transfers

4.1	Exchangeable Bond Register

The Issuer shall keep and maintain the Exchangeable Bond Register at the Specified Office and shall enter in the Exchangeable Bond Register:

4.1.1	the name and address of each Exchangeable Bond Holder for the time being;

4.1.2	the Denominated Amount of the Exchangeable Bond(s) held by each Exchangeable Bond Holder;

4.1.3	the date on which the name of each Exchangeable Bond Holder is entered in the Exchangeable Bond Register in respect of the Exchangeable Bond registered in its name; and

4.1.4	the date on which the Exchangeable Bond is redeemed or exchanged.

If there is any change in the name or address of any Exchangeable Bond Holder, such Exchangeable Bond Holder shall give written notice to the Issuer as soon as reasonably practicable following such change by notice in accordance with Exchangeable Bond Condition 20 (Notices), following which the Issuer shall update the Exchangeable Bond Register accordingly. Each Exchangeable BondHolder or any person authorised by an Exchangeable Bond Holder shall be entitled at all times during office hours upon one (1) Business Day’s notice to inspect the Exchangeable Bond Register and to take copies of or extracts from it.

4.2	Title

Each Exchangeable Bond Holder shall (except as otherwise required by applicable Laws) be treated as the absolute owner of such Exchangeable Bond registered under its name for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Exchangeable Bond Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Exchangeable Bond Certificate).

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4.3	Transfers

4.3.1	The Exchangeable Bond is freely transferrable.

4.3.2	In this Exchangeable Bond Condition, “transfer” includes an offer, sale, transfer, encumbrance or otherwise disposal of any Exchangeable Bond, whether directly or indirectly (including through any entity holding the Exchangeable Bond) or entering into any agreement to do so.

4.3.3	An Exchangeable Bond may be transferred by delivery of the Exchangeable Bond Certificate issued in respect of that Exchangeable Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the Issuer. No transfer of an Exchangeable Bond will be valid unless and until entered on the Exchangeable Bond Register.

5.	Covenants

5.1	Notice of Event of Default

The Issuer shall, as soon as possible and in any event within three (3) Business Days after the Issuer becomes aware of any Event of Default or potential Event of Default, deliver to the Exchangeable Bond Holder a written notice signed by a director setting forth the details of the Event of Default or potential Event of Default, and the action which the Issuer proposes to take with respect thereto.

5.2	Negative Pledge and new debt

During the period from the Issue Date to the date on which no Exchangeable Bonds remain outstanding, the Issuer shall not conduct any type of financing activities, including equity fund raising or incurring any Financial Indebtedness or creating or permitting to subsist or arise any Security Interest upon the whole or any part of its present or future assets or revenues to secure any Financial Indebtedness without the prior written consent of the Exchangeable Bond Holder, provided that this Exchangeable Bond Condition does not apply:

5.2.1	to any Security Interest created under the Security Documents or any encumbrance created under or approved pursuant to this Exchangeable Bond Instrument; or

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5.2.2	if the funds raised from the financing activities are used solely for the purpose of the redemption of all or part only of the Exchangeable Bonds and/or the Convertible Bonds.

5.3	Information Rights

From the Issue Date up to the date on which no Exchangeable Bonds remain outstanding, the Issuer shall procure that the Exchangeable Bond Holder is provided with:

5.3.1	all documents despatched by the Issuer to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

5.3.2	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceeding which is current or pending against the Issuer;

5.3.3	within five (5) Business Days after each board meeting of the Issuer and TNG (Asia) Limited, a copy of the board minutes of such meeting;

5.3.4	promptly, all information relating to the maintenance and renewal of the SVF Licence, including, all material enquiries from and other correspondence with the relevant authorities relating to the licences which may have an adverse impact on the rights of the Exchangeable Bond Holder; and

5.3.5	promptly, all such other information in respect of the transactions contemplated by the Transaction Documents which is reasonably likely to be material or adverse to the Exchangeable Bond Holder’s interests under the Transaction Documents.

5.4	Undertakings relating to a QIPO

5.4.1	The Issuer agrees and undertakes to the Exchangeable Bond Holder that it shall cause the Company to achieve a QIPO as soon as practicable and in any event by no later than 14 September 2023 (or such later date as agreed between the Issuer and the Exchangeable Bond Holder).

5.4.2	For avoidance of doubt, nothing set out in this Condition 5 shall restrict the Issuer from agreeing to any lock-up arrangements normally required pursuant to a QIPO insofar as such lock-up arrangements do not restrict the Exchangeable Bond Holder’s rights under the Exchangeable Bond Conditions (including, without limitation, the right to receive the Exchange Shares upon exchange of the Exchangeable Bonds in accordance with the Exchangeable Bond Conditions).

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5.5	Undertakings relating to shareholding

5.5.1	Until the date on which no Exchangeable Bond remains outstanding, the Issuer agrees and undertakes that it will be the shareholder of the Company holding such number of Company Shares that are and will be sufficient to fully meet any exercise of all or part of the outstanding Exchangeable Bonds from time to time pursuant to the Exchangeable Bond Conditions.

5.5.2	Until the date on which no Exchangeable Bond remains outstanding, save for any Security Interest created under or restrictions contained in the Security Documents, the Issuer undertakes to the Exchangeable Bond Holders that it will not directly or indirectly create or otherwise cause or permit to exist or become effective any Security Interest or restrictions on any Company Share held by the Issuer.

5.5.3	Until the date on which no Exchangeable Bond remains outstanding, save for any Security Documents, the Issuer undertakes to the Exchangeable Bond Holder that it shall (and it shall procure that the Obligors shall) obtain the prior written consent of the Exchangeable Bond Holder before any Security Interest is created over, or any disposal of, any interest in the Company Shares held by the Issuer or any Obligor.

5.5.4	Until the date on which no Exchangeable Bond remains outstanding, save for any Security Documents, the Issuer undertakes to the Exchangeable Bond Holder that it shall (and it shall procure that the Obligors and the Company shall) obtain the prior written consent of the Exchangeable Bond Holder before any Security Interest is created over, or any disposal of, any interest in any shares of any entity directly or indirectly Controlled by the Company.

5.5.5	Until the date on which no Exchangeable Bond remains outstanding, the Issuer shall not dispose of, pledge, charge or create any encumbrances whatsoever over his direct or indirect interest in any Company Shares.

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5.6	Registration of Exchange Shares

The Issuer shall ensure, and shall cause the Company to ensure, that the Exchange Shares (and to the extent the QIPO is conducted by way of an offer and sale of depositary receipts evidencing depositary interests in the Exchange Shares, such shares and receipts evidencing the Exchange Shares) are or will be registered with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on an appropriate registration statement for the purpose of the QIPO or, if the Exchangeable Bond Holder (or holder of Exchange Shares) elects not to register any Exchange Shares for the purposes of the QIPO, on one or more subsequent registration statements to be promptly filed to and declared effective by the U.S. Securities and Exchange Commission upon the request of the Exchangeable Bond Holder (or holder of Exchange Shares).

5.7	Securities Act Exemptions

The Issuer and each member of the TNG Group shall use its reasonable endeavours to make available all customary exemptions and safe harbours under the Securities Act and the rules or regulations thereunder, including, without limitation, section 4(a)(2) of the Securities Act, Rules 144 and 144A under the Securities Act and Regulation S under the Securities Act, in order to permit the Exchangeable Bond Holder to offer, sell, pledge or otherwise transfer the Exchangeable Bonds and/or the Exchange Shares without registration under the Securities Act.

6.	Security

6.1	The payment obligations of the Issuer under the Exchangeable Bonds are secured rateably and on a pari passu basis by the Security Documents.

6.2	In the event of the occurrence of an Event of Default followed by receipt by the Issuer of a written notice from the Exchangeable Bond Holder of such occurrence, or, in any other event where the Security becomes enforceable, the Exchangeable Bond Holder may, and in accordance with each of the Security Documents, enforce the relevant Security (including, without limitation, by taking possession or disposing of or realising the property charged under the Security Documents in addition to, or in lieu of taking such other action as may be permitted against the Issuer).

6.3	The Security shall be discharged in accordance with the terms of the Security Documents.

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7.	Interest

7.1	Subject to other provisions in this Exchangeable Bond Condition 7 (Interest), the Exchangeable Bondsbear interest from the Issue Date at the rate of 15% per annum calculated annually on a compounded basis based on the actual number of days elapsed and a year of 360 days, payable on the earlier of (a)the Maturity Date and (b) the date when the applicable Exchangeable Bond is redeemed or exchanged in accordance with the terms of the Exchangeable Bond Conditions, subject to Exchangeable Bond Condition 15 (Payments).

7.2	Interest will cease to accrue:

7.2.1	(in the event of the redemption upon Event of Default in accordance with the provisions of Exchangeable Bond Condition 11) on the outstanding principal amount of the Exchangeable Bond with effect from the EoD Redemption Date and the relevant interest payable shall be paid on the relevant EoD Redemption Date; or

7.2.2	(in the event of an exchange of the Exchangeable Bond in accordance with the provisions of Exchangeable Bond Condition 8 and unless the Exchangeable Bond Holder has not elected to include the accrued and unpaid interest in the aggregate amount to be exchanged into Exchange Shares) on the outstanding principal amount of the Exchangeable Bonds which is subject to such exchange with effect from the Exchange Date and the relevant interest accrued payable shall be paid on the Exchange Date; or

7.2.3	(in the event of a redemption at Maturity in accordance with the provisions of Exchangeable Bond Condition 10.3) on the outstanding principal amount of the Exchangeable Bond with effect from the Maturity Date; or

7.2.4	(in the event of a redemption in accordance with the provisions of Exchangeable Bond Conditions 10.1, 10.2 or 10.4) on the Business Day immediately prior to the payment of the Redemption Amount by the Issuer, provided that, in each case, if payment of any such amount due is withheld or refused by the Issuer, or if the Issuer otherwise defaults on the payment of any such amount, interest will continue to accrue in accordance with Exchangeable Bond Condition 13.

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8.	Exchange of the Exchangeable Bond

8.1	Subject to other Exchangeable Bond Conditions hereunder and any applicable rules of the Stock Exchange, for so long as the Exchangeable Bonds remain outstanding, the Exchangeable Bond Holder may exchange the Exchangeable Bonds, fully or in part, to Exchange Shares, during the Exchange Period.

8.2	Upon exercise by the Exchangeable Bond Holder of its right to exchange the Exchangeable Bonds held by it to Exchange Shares pursuant to this Exchangeable Bond Condition 8, the Issuer shall procure the transfer to the Exchangeable Bond Holder of such number of Exchange Shares in accordance with the following formula:

Number of Exchange Share	=	Principal Amount (+ Interest) ——————————— Exchange Price

Where:

Principal Amount	=	the outstanding principal amount of the Exchangeable Bonds in respect of which the Exchangeable Bond Holder has exercised its exchange right

Interest	=	(if the Exchangeable Bond Holder so elects) any accrued and unpaid interest attributable to the Principal Amount including any default interest in accordance with Exchangeable Bond Condition 13 below (if any)

Exchange Price	=	An initial exchange price of USD6.21335 as adjusted by Exchangeable Bond Condition 9.1.

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Provided that:

(a)	if the Exchangeable Bond Holder does not elect to include Interest in the calculation of the number of Exchange Shares, such Interest shall be paid in cash to the Exchangeable Bond Holder on the Exchange Date; and

(b)	in case the exchange of the Exchangeable Bonds in accordance with this Exchangeable Bond Condition 8 . 2 does not comply with any requirement of, or is not permitted by, any applicable Law, any rules of the Stock Exchange or any direction of any Government Authority, the Exchangeable Bonds shall no longer be exchangeable and the Issuer shall redeem the outstanding Exchangeable Bonds in accordance with Exchangeable Bond Condition 10.1.

8.3	If the number of Exchange Shares to be delivered as determined by the formula above is not a whole number, it shall be rounded up to the nearest whole number.

8.4	Exchange procedures of the Exchangeable Bonds

8.4.1	During the Exchange Period and subject to the applicable rules of the Stock Exchange,an Exchangeable Bond Holder may in its sole discretion deliver a notice of exchange in writing substantially in the form set out in Part B of the first schedule to the Exchangeable Bond Certificate (the “Exchange Notice”). If no Exchange Notice is delivered by the Exchangeable Bond Holder in accordance with this Exchangeable Bond Condition 8.4.1, it shall be deemed that the Exchangeable Bond Holder has given the Issuer an Exchange Notice for the exchange of all of the outstanding principal amount of all Exchangeable Bonds held by it (and all accrued and unpaid interest attributable to such Exchangeable Bonds) into Exchange Shares and such Exchangeable Bonds shall be exchanged into Exchange Shares on the Maturity Date.

8.4.2	The person in whose name the Exchange Shares are to be registered in accordance with the instructions given in the Exchange Notice will become the legal and beneficial owner of the Exchange Shares with effect from the Exchange Date.

8.4.3	The Issuer shall pay all costs and expenses, including all capital duty, stamp, issue, registration, securities transaction or other similar taxes, duties, levies and fees (if any) arising in connection with the issue of the Exchangeable Bond, any exchange of the Exchangeable Bond, and the delivery of the Exchange Shares, in each case as applicable, in respect of any exchange of Exchangeable Bond, directly to the relevant authorities.

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8.4.4	Following the delivery of an Exchange Notice and subject to the applicable rules of the Stock Exchange, the Issuer shall promptly and in any event no later than the Exchange Date:

(a)	take or procure the relevant shareholder(s) of the Company and the Company to take all necessary steps and execute all necessary documents to effect the transfer of the legal and beneficial ownership of the Exchange Shares to the Exchangeable Bond Holder (or its nominee) and deliver to the Exchangeable Bond Holder an original of the share transfer form(s) and each other document as may be required (if any) under applicable Law to effect the transfer of the legal and beneficial ownership in the Exchange Shares to the Exchangeable Bond Holder, each being duly executed by the transferor(s) of such Exchange Shares;

(b)	procure the cancellation of each of the share certificates for such Exchange Shares bearing the name of the transferor(s) of such Exchange Shares;

(c)	upon the election of the Exchangeable Bond Holder at its sole discretion and as notified to the Issuer in the Exchange Notice:

(i)	(if the Exchange Shares are in dematerialised form) procure, by taking all actions and doing all things required, that the Exchange Shares are credited to the stock account of any participant as designated by the Exchangeable Bond Holder in the Exchange Notice or otherwise in writing; or

(ii)	(if the Exchange Shares are in materialised form) procure that the Exchange Shares are registered on the Company’s register of members in the name of the person specified in the Exchange Notice and that a certificate in respect of the Exchange Shares be issued in the name or names of the Exchangeable Bond Holder (or its nominee(s)), and cause the Company’s share registrar or secretary to deliver such certificate to the Exchangeable Bond Holder (or its nominee(s)).

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8.4.5	Following exchange of any Exchangeable Bonds pursuant to this Exchangeable Bond Condition 8, the Exchangeable Bonds exchanged shall be cancelled forthwith and may not be re-issued or re-sold, and the Exchangeable Bond Certificates surrendered to the Issuer shall be destroyed and the Exchangeable Bond Holder’s name shall be removed from the register of Exchangeable Bond Holders in respect of the Exchangeable Bonds exchanged pursuant to this Exchangeable Bond Condition 8.

8.5	The Exchange Shares transferred to an Exchangeable Bond Holder upon the exchange of Exchangeable Bonds under Exchangeable Bond Condition 8 shall be fully paid up or credited as fully paid up, in accordance with memorandum and articles of association (or equivalent constitutional documents) of the Company free from any Security Interest to such Exchangeable Bond Holder with effect from the Exchange Date and such Exchange Shares shall rank pari passu in all aspectswith the Company Shares in issue on the Exchange Date and shall be entitled to all dividends and other distributions the record date for which falls on a date on or after the Exchange Date.

9.	Adjustments to Exchange Price

9.1	The Exchange Price will be subject to adjustment in certain events set out in the Exchangeable Bond Conditions, including the following events:

9.1.1	Consolidation, Subdivision or Reclassification:

If and whenever there shall be an alteration to the nominal value of the Company Shares as a result of consolidation, subdivision or re-classification, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such alteration by the following fraction:

A ——— B

where:

A	is the nominal amount of one Company Share immediately after such alteration; and

B	is the nominal amount of the one Company Share immediately before such issue.

Such adjustment shall become effective on the date that such alteration takes effect.

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9.1.2	Capitalisation of Profits or Reserves:

(a)	If and whenever the Company shall issue any Company Shares credited as fully paid to the holders of the Company Shares (the “Company Shareholders”) by way of capitalisation of profits or reserves (including any share premium account) including Company Shares paid up out of distributable profits or reserves and/or share premium account (except any Scrip Dividend) and which would not have constituted a Distribution, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such issue by the following fraction:

A ——— B
where:

A	is the aggregate nominal amount of the issued Company Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Company Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Company Shares or if a record date is fixed therefor, immediately after such record date.

(b)	In the case of an issue of Company Shares by way of a Scrip Dividend where the Current Market Price of such Company Shares on the date of announcement of the terms of such issue of Company Shares multiplied by the number of Company Shares issued exceeds the amount of the Relevant Cash Dividend or the relevant part thereof and which would not have constituted a Distribution, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before the issue of such Company Shares by the following fraction:

A + B ______ A+C

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where:

A	is the aggregate nominal amount of the issued Company Shares immediately before such issue;

B	is the aggregate nominal amount of Company Shares issued by way of such Scrip Dividend multiplied by a fraction of which (i) the numerator is the amount of the whole, or the relevant part, of the Relevant Cash Dividend and (ii) the denominator is the Current Market Price of the Company Shares issued byway of Scrip Dividend in respect of each existing Company Share in lieu of the whole, or the relevant part, of the Relevant Cash Dividend; and

C	is the aggregate nominal amount of Company Shares issued by way of such Scrip Dividend;

OR by making such other adjustment as an Independent Investment Bank deems fair and reasonable.

Such adjustment shall become effective on the date of issue of such Company Shares or if a record date is fixed therefor, immediately after such record date.

9.1.3	Distribution:

If and whenever the Company shall pay or make any Distribution (as defined below) to the Company Shareholders (except where the Exchange Price falls to be adjusted under Exchangeable Bond Condition 9.1.2 above), the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such Distribution by the following fraction:

A-B _______ A

where:

A	is the Current Market Price of one Company Share on the date on which the Distribution is publicly announced; and

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B	is the Fair Market Value on the date of such announcement, as determined in good faith by an Independent Investment Bank, of the portion of the Distribution attributable to one Company Share;

Such adjustment shall become effective on the date that such Distribution is made or if a record date is fixed therefor, immediately after such record date.

9.1.4	Rights Issues of Company Shares or Options over Company Shares:

If and whenever the C o m p a n y shall issue Company Shares to all or substantially allCompany Shareholders as a class by way of rights, or issue or grant to all or substantially all Company Shareholders as a class, by way of rights, options, warrants or other rights to subscribe for or purchase any Company Shares, in each case at less than 95 per cent, of the Current Market Price per Company Share on the date of announcement of the terms of the issue or grant, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such issue or grant by the following fraction:

A+B A+ C

where:

A	is the number of Company Shares in issue immediately before such announcement;

B	is the number of Company Shares which the aggregate amount (if any) payable for the Company Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and for the total number of Company Shares comprised therein would purchase at such Current MarketPrice per Company Share; and

C	is the aggregate number of Company Shares issued or, as the case may be,comprised in the issue or grant.

Such adjustment shall become effective on the date of issue of such Company Shares or issue or grant of such options, warrants or other rights (as the case may be) or where a record date is set, the first date on which the Company Shares are traded ex-rights, ex-options or ex-warrants, as the case may be.

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9.1.5	Rights Issues of Other Securities:

If and whenever the Company shall issue any securities (other than Company Shares or options, warrants or other rights to subscribe for or purchase Company Shares) to all or substantially all Company Shareholders as a class, by way of rights, or the grant to all or substantially all Company Shareholders as a class by way of rights, of any options, warrants or other rights to subscribe for or purchase, any securities (other than Company Shares or options, warrants or other rights to subscribe for or purchase Company Shares), the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such issue or grant by the following fraction:

A-B _____ A

where:

A	is the Current Market Price of one Company Share on the date on which such issue or grant is publicly announced; and

B	is the Fair Market Value on the date of such announcement, as determined in good faith by an Independent Investment Bank, of the portion of the rights attributable to one Company Share;

Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be) or where a record date is set, the first date on which the Company Shares are traded ex-rights, ex-options or ex- warrants,as the case may be.

9.1.6	Issues at less than Current Market Price:

If and whenever the C o m p a n y shall issue (otherwise than as mentioned in Exchangeable Bond Condition 9.1.4) any Company Shares (other than Company Shares issued on the exercise of any rights of conversion into, or exchange or subscription for, Company Shares) or the issue or grant of, whether for cash or otherwise, (otherwise as mentioned in Exchangeable Bond Condition 9 . 1 . 4 )options, warrants or other rights to subscribe or purchase, directly or indirectly, Company Shares in each case at a price per Company Share which is less than 95 per cent, of the Current Market Price on the date of announcement of the terms of such issue, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such issue by the following fraction:

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A+B ______ C

where:

A	is the number of Company Shares in issue immediately before the issue of such additional Company Shares or the grant of such options, warrants or other rights to subscribe for or purchase any Company Shares;

B	is the number of Company Shares which the aggregate consideration receivable for the issue of such additional Company Shares would purchase at such Current Market Price per Company Share; and

C	is the number of Company Shares in issue immediately after the issue of such additional Company Shares.

References to additional Company Shares in the above formula shall, in the case of an issue by the Company of options, warrants or other rights to subscribe or purchase Company Shares, mean such Company Shares to be issued, or otherwise made available, assuming that such options, warrants or other rights are exercised in full at the initial exercise price (if applicable) on the date of issue of such options, warrants or other rights.

Such adjustment shall become effective on the date of issue of such additional Company Shares or, as the case may be, the grant of such options, warrants or other rights.

Other Issues at less than Current Market Price:

Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within the provisions of this Exchangeable Bond Condition 9.1.7, in the event of an issue wholly for cash by the Company or any Subsidiary (otherwise than as mentioned in Exchangeable Bond Conditions 9.1.4, 9.1.5 or 9.1.6)or (at the direction or request of or pursuant to any arrangements with the Company or any Subsidiary) any other company, person or entity of any securities (other than the Exchangeable Bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Company Shares to be issued by the Company upon conversion, exchange or subscription at a consideration per Company Share which is less than 95 per cent, of the Current Market Price on the date of announcement of the terms of issue of such securities the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such issue by the following fraction:

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A+B ______ A+C

where:

A	is the number of Company Shares in issue immediately before such issue;

B	is the number of Company Shares which the aggregate consideration receivable by the Company for the Company Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price per Company Share;and

C	is the maximum number of Company Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial c o n v e r s i o n , exchange or subscription price or rate.

Such adjustment shall become effective on the date of issue of such securities.

9.1.8	Modification of Rights of Conversion, etc:

In the event of any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Exchangeable Bond Condition 9.1.7 (other than in accordance with the terms applicable to such securities) so that the consideration per Company Share (for the number of Company Shares available on conversion, exchange or subscription following the modification) is less than 95 per cent, of the Current Market Price on the date of announcement of the proposals for such modification, the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such modification by the following fraction:

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A+B ______ A+C

where:

A	is the number of Company Shares in issue immediately before such modification;

B	is the number of Company Shares which the aggregate consideration (if any) receivable by the Company for the Company Shares to be issued, or otherwise made available, on conversion or exchange or on exercise of the right of subscription attached to the securities, in each case so modified, would purchase at such Current Market Price per Company Share or, if lower, the existing conversion, exchange or subscription price of such securities; and

C	is the maximum number of Company Shares to be issued, or otherwise made available, on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Investment Bank considers appropriate (if at all) for any previous adjustment under Exchangeable Bond Condition 9.1.7 or Exchangeable Bond Condition 9.1.8.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

9.1.9	Other Offers to Company Shareholders:

In the event of any issue, sale or distribution by or on behalf of the Company or any Subsidiary or (at the direction or request of or pursuant to any arrangements with the Company or any Subsidiary) any other company, person or entity of any securities in connection with an offer by or on behalf of the Company or any Subsidiary or such other company, person or entity pursuant to which offer the Company Shareholders generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Exchange Price falls to be adjusted under Exchangeable Bond Conditions 9.1.4, 9.1.5, 9.1.6 or 9.1.7), the Exchange Price shall be adjusted by multiplying the Exchange Price in force immediately before such issue by the following fraction:

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A-B ______ A

where:

A	is the Current Market Price of one Company Share on the date on which such issue is publicly announced; and

B	is the Fair Market Value on the date of such announcement, as determined in good faith by an Independent Investment Bank, of the portion of the rights attributable to one Company Share;

Such adjustment shall become effective on the date of issue of the securities.

9.1.10	Other Events:

If the Company determines that an adjustment should be made to the Exchange Price as a result of one or more events or circumstances not referred to in Exchangeable Bond Condition 9.1, the Company shall at its own expense request an Independent Investment Bank, to determine as soon as practicable what adjustment (if any) to the Exchange Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Exchange Price, and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination Provided That where the circumstances giving rise to any adjustment pursuant to Exchangeable Bond Condition 9.1 have already resulted or will result in an adjustment to the Exchange Price or where the circumstances giving rise to any adjustment arise by virtue of circumstances which have already given rise or will give rise to an adjustment to the Exchange Price, such modification (if any) shall be made to the operation of the provisions of Exchangeable Bond Condition 9 . 1 as may be advised by an Independent Investment Bank, to be in its opinion appropriate to give the intended result.

9.1.11	Exclusion

For the avoidance, no adjustment shall be made pursuant to this Exchangeable Bond Condition 9.1 in respect of any issue of any options or the exercise of such options pursuant to the terms of the ESOP.

9.2	For the purposes of these Exchangeable Bond Conditions:

9.2.1	“Closing Price” for the Company Shares for any Trading Day shall be the closing market price quoted by the Stock Exchange.

9.2.2	“Current Market Price” means, on or after the date of the QIPO, in respect of a Company Share at a particular time on a particular date, the average of the Closing Prices quoted by the Stock Exchange for one Company Share (being a Company Share carrying full entitlement to dividend) for the 20 consecutive Trading Days ending on the Trading Day immediately preceding such date; provided that if at any time during the said 20 Trading Day period the Company Shares shall have been quoted ex- dividend and during some other part of that period the Company Shares shall have been quoted cum-dividend then:

(a)	if the Company Shares to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the Company Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the Fair Market Value thereof reduced by an amount equal to the amount of that dividend per Company Share; or

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(b)	if the Company Shares to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the Company Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount, and provided further that if the Company Shares on each of the said 20 Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Company Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that dividend per Company Share.

9.2.3	“Distribution” means any dividend or distribution (whether of cash or assets in specie) by the Company for any financial period whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation an issue of Company Shares or other securities credited as fully or partly paid (other than Company Shares credited as fully paid by way of capitalisation of reserves).

9.2.4	“Fair Market Value” means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Investment Bank provided that (i) the fair market value of a cash Dividend paid or to be paid per Company Share shall be the amount of such cash Dividend per Company Share determined as at the date of announcement of such Dividend; and (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such Independent Investment Bank) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily Closing Prices of such options, warrants or other rights during the period of five Trading Days on the relevant market commencing on the first such Trading Day such options, warrants or other rights are publicly traded.

9.2.5	“Relevant Cash Dividend” means any cash dividend specifically declared by the Company.

9.2.6	“Independent Investment Bank” means an independent investment bank of international repute selected by the Issuer and accepted in writing by the Exchangeable Bond Holders.

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9.2.7	“Scrip Dividend” means any Company Shares issued in lieu of the whole or any part ofany Relevant Cash Dividend being a dividend which the Company Shareholders concerned would or could otherwise have received and which would not have constituted a Distribution (and for the avoidance of doubt to the extent that no adjustment is to be made under Exchangeable Bond Condition 9.1.3) in respect of the amount by which the Current Market Price of the Company Shares exceeds the Relevant Cash Dividend or part thereof).

9.2.8	“Trading Day” means a day when the Stock Exchange is open for dealing business, provided that if no Closing Price is reported in respect of the relevant Company Shares on the Stock Exchange for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not have existed when ascertaining any period of dealing days.

9.2.9	On any adjustment, the relevant Exchange Price, if not an integral multiple of one United States cent, shall be rounded down to the nearest one United States cent. No adjustment shall be made to the Exchange Price where such adjustment (rounded down if applicable) would be less than one per cent, of the Exchange Price then in effect. Any adjustment not required to be made, and any amount by which the Exchange Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given to Exchangeable Bond Holders in accordance with notice provisions in the Exchangeable Bond Conditions as soon as practicable after the determination thereof.

9.2.10	The Exchange Price may not be reduced so that, on exchange of Exchangeable Bonds, Company Shares would fall to be issued at a discount to their nominal value or would require Company Shares to be issued in any other circumstances not permitted by applicable law. For avoidance of doubt, Company Shares would not be issued below their nominal value if not permitted by applicable law.

Where more than one event which gives or may give rise to an adjustment to the Exchange Price occurs within such a short period of time that in the opinion of an Independent Investment Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by an Independent Investment Bank, to be in their opinion appropriate in order to give such intended result.

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9.2.12	No adjustment involving an increase in the Exchange Price will be made, except in the case of a consolidation of the Company Shares as referred to in Exchangeable Bond Condition 9.1.1 or to correct an error.

9.2.13	The Exchangeable Bond Holder shall be under no duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Exchange Price or to make any calculation or determination (or verification thereof) in connection with the Exchange Price.

10.	Redemption

10.1	Redemption upon no QIPO: If the exchange of the Exchangeable Bonds in accordance with Exchangeable Bond Condition 8 is not permitted by the Stock Exchange or the application for QIPO is otherwise withdrawn, rejected, returned or lapsed, the Issuer shall redeem all, or at the election of the Exchangeable Bond Holder such part of, the outstanding Exchangeable Bonds at the Redemption Amount within one (1)month after notification of such refusal by the Stock Exchange or the withdrawal, rejection, return or lapse of the QIPO application (as the case may be), or on such date as requested by the Exchangeable Bond Holder at its sole discretion.

10.2	Redemption for low market capitalisation: If the Company fails to maintain a total capitalisation of USD800,000,000 either (a) at the time of valuation for each equity fund raising prior to the listing of the Company Shares on the Stock Exchange by way of initial public offering or (b) during any day from the date commencing 180 days after QIPO to the date ending 240 days after QIPO, the Issuer shall redeem all, or at the election of the Exchangeable Bond Holder such part of, the outstanding Exchangeable Bonds at the Redemption Amount.

10.3	Redemption upon Maturity: Unless previously redeemed, purchased and cancelled or exchanged in accordance with the Exchangeable Bond Conditions, the Issuer shall redeem all outstanding Exchangeable Bonds held by the Exchangeable Bond Holder on the Maturity Date without the need for such Exchangeable Bond Holder to serve any notice, at the Redemption Amount (as defined below).

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10.4	Redemption on Extraordinary Event: If an Extraordinary Event occurs which in the opinion of the Exchangeable Bond Holder, no adjustment can be made pursuant to the Exchangeable Bond Conditions to preserve the economic effect of the transaction contemplated by the parties, the Exchangeable Bond Holder may by written notice to the Issuer, require the Issuer to redeem all, or at the election of the Exchangeable Bond Holder such part of, outstanding Exchangeable Bonds at the Redemption Amount on the date specified in such notice.

10.5	The Exchangeable Bond Holder shall issue a Redemption Notice in respect of a redemption event specified in Exchangeable Bond Conditions 10.1, 10.2 and 10.4.

10.6	In the case of a partial redemption, the Issuer shall take such action to replace the Exchangeable Bond Certificate to reflect the amount redeemed on the original Exchangeable Bond Certificate subject to the redemption.

11.	Redemption upon Event of Default

11.1	Save as otherwise consented to or waived by the Exchangeable Bond Holder, if any event set outin Exchangeable Bond Condition 11.3 occurs at any time on or after the Issue Date, subject to the Exchangeable Bond Holder’s written notice that there is occurrence of such event and (other than in the case of any event set out in Exchangeable Bond Conditions 11.3.3, 11.3.5, 11.3.6, 11.3.7, 11.3.8, 11.3.9, 11.3.10, 11.3.11, 11.3.12, 11.3.13, 11.3.14, 11.3.15, 11.3.16, 11.3.17, 11.3.18, 11.3.19, 11.3.20, 11.3.21 and 11.3.22) following the expiry of a period of 15 Business Days from such notice during which such event has not been remedied (an “Event of Default”), the Exchangeable Bond Holder may, at its sole discretion, issue an Redemption Notice (as defined below) to the Issuer to require the Issuer to redeem all or part of the outstanding Exchangeable Bonds it holds at that time and such relevant amounts of the Exchangeable Bonds shall immediately become due and repayable at the Redemption Amount in accordance with Exchangeable Bond Condition 12.

11.2	A form of notice (the “Redemption Notice”) to be issued is set out in the Part A to the first schedule to the Exchangeable Bond Certificate. The Redemption Notice shall specify, among other things, the following:

11.2.1	a description of the relevant Event of Default, by reference to the relevant paragraph(s) in Exchangeable Bond Condition 11.3;

11.2.2	the relevant amount of the outstanding Exchangeable Bond required to be redeemed;

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11.2.3	the EoD Redemption Date; and

11.2.4	the Redemption Amount in accordance with Exchangeable Bond Condition 12 (Redemption and Repurchase Amount),

whereupon the Issuer shall on the EoD Redemption Date pay or cause to be paid to Exchangeable Bond Holder which delivers a Redemption Notice the Redemption Amount specified in the Redemption Notice. The Redemption Amount payable by the Issuer under this Exchangeable Bond Condition 12 (Redemption and Repurchase Amount) shall be paid in USD in immediately available funds.

11.3	An Event of Default means any of the following events:

11.3.1	Non-payment: a default occurs in the payment of any principal, interest or premium due in respect of the Exchangeable Bonds;

11.3.2	Breach of other obligations: an Obligor does not perform or comply with one or more of its other obligations in the Transaction Documents;

11.3.3	Misrepresentation: any representation, warranty or statement made or deemed to be made by an Obligor in the Transaction Documents or in any other document delivered by or on behalf of any Obligor under or in connection with any Transaction Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

11.3.4	Shareholding in the Company: if the Issuer transfers, disposes or creates any Security Interest over (other than pursuant to the Security Documents) its direct or indirect shareholding or equity interest in the Company on or after the Issue Date without the prior written consent of the Exchangeable Bond Holder;

11.3.5	Enforcement proceedings: a distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any material part of the property, assets or turnover of an Obligor;

11.3.6	Security Enforced: an encumbrancer takes possession or an administrator or other receiver or other similar officer is appointed of the whole or a material part of the property, assets or turnover of an Obligor or the Company;

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11.3.7	Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution, administration or bankruptcy of an Obligor or the Company;

11.3.8	Insolvency: an Obligor or the Company is (or is, or could be, deemed by law or a court to be)insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of)its debts or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of)its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of)the debts of an Obligor or the Company; an administrator, liquidator or trustee in bankruptcy of an Obligor or the Company is appointed over all or a material part of its assets and turnover (or application for any such appointment is made);

11.3.9	Cross-default: (a) any other present or future indebtedness (whether actual or contingent)of an Obligor becomes (or becomes capable of being declared)due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (b)any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (c)an Obligor fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised;

11.3.10	Convertible Bonds: the occurrence of any default (howsoever described) under the transaction documents relating to the Convertible Bonds;

11.3.11	Cessation of business: an Obligor or the Company ceases or threatens to cease to carry on all or substantially all of its business or operations;

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11.3.12	Nationalisation: (a) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of an Obligor or the Company or (b) an Obligor or the Company is prevented from exercising normal control over all or a material part of its property, assets and turnover;

11.3.13	Authorisation and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (a) to enable an Obligor to lawfully to enter into, exercise its rights and perform and comply with its obligations under the Transaction Documents, (b)to ensure that those obligations are legally binding and enforceable and (c) to make the Transaction Documents admissible in evidence in the courts of Hong Kong, is not taken, fulfilled or done;

11.3.14	Change of control: a change of Control in the Issuer without the prior written consent of the Exchangeable Bond Holder;

11.3.15	Illegality: it is or will become unlawful for an Obligor to perform or comply with any one or more of its obligations under any Transaction Document;

11.3.16	Repudiation: an Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or evidences an intention to rescind or repudiate a Transaction Document;

11.3.17	Non-compliance with law: any member of the TNG Group fails to comply with any applicable Law, which failure results in (a) any licence (including, but not limited to the SVF Licence) issued in its favour by a regulatory authority being revoked or suspended indefinitely, (b)any litigation being commenced by any person against such member of the TNG Group or (c) any punitive action taken by any regulatory authority (including but not limited to the imposition of any penalty) against such member of the TNG Group;

11.3.18	Failure to provide information: any Obligor failing to provide any information required by the Exchangeable Bond Holder in accordance with the terms of the Transaction Documents including (but not limited) to any financial information or access to any management interviews;

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11.3.19	Audit qualification: the Issuer or Company’s auditor qualifies any of its audited annual consolidated financial statements and such qualifications concerns an inability to continue the business as a going concern or is a result of inadequate, misleading or inaccurate provision of information, disclosure or access;

11.3.20	Trading of stock: following a QIPO, a Delisting occurs or the trading of the shares or stock of the Company is suspended for a continuous period of more than 15 trading days;

11.3.21	Material adverse change: any event or series of events occurs which, in the opinion on the Exchangeable Bond Holder, has or is reasonably likely to have a Material Adverse Effect;

11.3.22	Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs.

11.4	The Issuer shall, within three (3) Business Days, notify the Exchangeable Bond Holder in writing of any matter or thing which becomes known to it which constitutes or would reasonably constitute (or with the giving of any notice and/or lapse of time and/or the fulfilment of any other requirement would reasonably constitute) an Event of Default.

12.	Redemption Amount

12.1	The redemption price payable by the Issuer to an Exchangeable Bond Holder upon redemption under Exchangeable Bond Conditions 10 or 11 (“Redemption Amount”) shall be the aggregate amount of:

12.1.1	100% of the outstanding principal amount of the Exchangeable Bonds redeemed;

12.1.2	an internal rate of return of 15% per annum calculated annually on a compounded basis based on the outstanding principal amount of the Exchangeable Bonds redeemed, the actual number of days elapsed and a year of 360 days and taking into account any interest (other than default interest) paid pursuant to Exchangeable Bond Condition 7; and

12.1.3	any default interest in accordance with Exchangeable Bond Conditions 13 below (if any).

12.2	For the avoidance of doubt, the Redemption Amount shall be paid by the Issuer (or its nominee) on or before:

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12.2.1	in the case of a redemption in accordance with Exchangeable Bond Conditions 10.1, 10.2 or 10.4, such date as notified by the Exchangeable Bond Holder to the Issuer as the date for redemption;

12.2.2	in the case of a redemption in accordance with Exchangeable Bond Condition 10.3, the Maturity Date;

12.2.3	in the case of a redemption in accordance with Exchangeable Bond Condition 11.1, the EoD Redemption Date.

13.	Default Interest

In the event of non-payment by the Issuer of any of the amounts in respect of the Exchangeable Bond when due, or expressed to be due, including for the avoidance of doubt the principal amount, accrued interest and the Redemption Amount, default interest shall accrue on the overdue but unpaid amount under these Exchangeable Bonds for the period from the due date to the date of actual payment (both before and after judgment) at an interest rate of 24% per annum (calculated based on the actual number of days elapsed and a year of 360 days) and shall be payable on demand by the Exchangeable Bond Holder free and clear of and without set-off or deduction for taxes or otherwise.

14.	Procedure for Redemption of Exchangeable Bonds

14.1	The Issuer (or its nominee) shall pay the Redemption Amount to the Exchangeable Bond Holder on such date in accordance with Exchangeable Bond Condition 12.2.

14.2	From and after the payment in full by the Issuer of the Redemption Amount for all outstanding Exchangeable Bonds, the Exchangeable Bonds requested by the holder thereof to be redeemed will no longer be outstanding or deemed to be outstanding and all powers, designations, preferences and other rights of the holder thereof as a holder of such Exchangeable Bonds shall cease and terminate.

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15.	Payments

15.1	Unless specifically provided in a Transaction Document, all payments to be made by the Issuer to each Exchangeable Bond Holder hereunder shall be made by the Issuer (or its nominee) by remitting the amount to be paid in USD by delivery of banker’s draft or cashier order drawn on a bank licensed in Hong Kong to the relevant Exchangeable Bond Holder at its address as specified in the register of Exchangeable Bond Holders or, at the option of the Exchangeable Bond Holder, not later than 11:00 a.m. (Hong Kong time) on the due date in funds which are for value of that same date to the relevant Exchangeable Bond Holder’s account with a bank in Hong Kong as may be notified by the relevant Exchangeable Bond Holder from time to time.

15.2	All payments made by the Issuer (or its nominee) with respect to the Exchangeable Bonds will be made free from any restriction or condition and be made without deduction or withholding for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the British Virgin Islands, the Cayman Islands, Hong Kong, the United States or any other jurisdiction or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Exchangeable Bond Holder of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required.

15.3	If the relevant payment date of any payment to be made by the Issuer is not a Business Day, such payment shall be payable on the following Business Day.

16.	Expenses

The Issuer and the Initial Exchangeable Bond Holder will pay all administrative costs and expenses, including all issue, securities transaction or other similar taxes, duties, levies and fees (if any) arising in connection with the redemption of the Exchangeable Bonds and the cancellation and delivery of certificate(s)therefor, in each case as applicable, in equal share.

17.	Replacement of Exchangeable Bond Certificate(s)

Should any Exchangeable Bond Certificate be lost, stolen, destroyed, mutilated or defaced, it may be replaced free of charge at the Specified Office upon presentation of such evidence as the Issuer may reasonably require. Mutilated or defaced Exchangeable Bond Certificate(s) must be surrendered before replacements will be issued.

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18.	Usury

The Exchangeable Bonds are subject to the express condition that at no time shall the Issuer be required to pay interest on the principal amount of the Exchangeable Bonds at a rate which could subject the Exchangeable Bond Holder to either civil or criminal liability as a result of being in excess of the Maximum Interest Rate. If under the Exchangeable Bond Conditions, the Issuer is at any time required or obligated to pay interest on the principal amount at a rate in excess of the Maximum Interest Rate, the interest rate shall be deemed immediately reduced to the Maximum Interest Rate.

19.	QIPO

For the purposes of a QIPO, if the Company designates any entity other than itself to be listed (the “Listing Entity”), and the shares of such Listing Entity become listed, quoted, admitted to trading or dealt in, on the Stock Exchange and such listing would constitute a QIPO if the shares listed had been Company Shares, the Issuer agrees to make such modification to these Exchangeable Bond Conditions, the Exchangeable Bonds and/or the Transaction Documents as the Exchangeable Bond Holders deem necessary to maintain the same commercial effect as if the Listing Entity had been the Company. Any such modification shall not be prejudicial to the interests of the Exchangeable Bond Holders.

20.	Further Issues

The Issuer may from time to time with the consent of the Exchangeable Bond Holder create and issue further bonds having the same terms and conditions as the Exchangeable Bonds in all respects (except for the issue date) and so that such further issue shall be consolidated and form a single series with the outstanding Exchangeable Bonds. References to the Transaction Documents to the Exchangeable Bonds include (unless the context requires otherwise) any other such bonds issued pursuant to this Exchangeable Bond Condition 20 and forming a single series with the outstanding Exchangeable Bonds.

21.	Notices

21.1	A Notice under or in connection with this Exchangeable Bond Instrument shall be:

21.1.1	in writing and in English; and

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21.1.2	delivered personally, sent by fax with confirmation receipt followed by mail posted within 24 hours, sent by courier or sent by e-mail to the party due to receive the Notice at the facsimile number, address or e-mail address referred to in Exchangeable Bond Condition 21.2 or such other facsimile number, address or e- mail address as a party may specify by notice in writing to the other parties received before the Notice was despatched.

21.2	For the purposes of this Exchangeable Bond Condition 21 (Notices), a Notice shall be sent to the addresses, facsimile numbers or e-mail addresses and for the attention of those persons set out below:

21.2.1	In the case of the Issuer:

Address:	21/F., Olympia Plaza, 255 King’s Road, North Point, Hong Kong

Fax:	(852)3951 6201

E-mail address:	legal@tngfintech.com

Attention:	Mr. Kong King Ong Alexander

21.2.2	in the case of the Exchangeable Bond Holder, the address in the register of the Exchangeable Bond Holder, or to such other address, facsimile number or e-mail address as the relevant party may have notified to the other by not less than seven (7) days’ written notice to the other party before the Notice was despatched.

21.3	Unless there is evidence that it was received earlier, a Notice is deemed given if:

21.3.1	delivered personally, when left at the address referred to in Exchangeable Bond Condition 21.2;

21.3.2	sent by courier, two (2) Business Days after posting it;

21.3.3	sent by fax, when confirmation of its transmission has been recorded on the sender’s faxmachine; or

21.3.4	sent by e-mail, upon receipt.

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22.	Governing Law and Jurisdiction

22.1	The Exchangeable Bond Instrument and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability shall be governed by and construed in accordance with Hong Kong law.

22.2	Any dispute, controversy or claim arising out of or in connection with the Exchangeable Bond Conditions, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the notice of arbitration is submitted (the “Rules”), which Rules are deemed to be incorporated by reference into the Exchangeable Bond Conditions.

22.3	The arbitration tribunal (the “Tribunal”) shall consist of three (3) arbitrators. The claimant(s) shall designate one (1) arbitrator. The respondent(s) shall designate one (1) arbitrator. The two (2) arbitrators thus appointed shall designate the third arbitrator who shall be the presiding arbitrator or. If within 14 days of a request from the other party(ies) to do so any party(ies) fails(s) to designate an arbitrator, or if the two (2) arbitrators fail to designate the third arbitrator within 14 days after the confirmation of appointment of the second arbitrator, the appointment shall be made, upon request of any party(ies), by the HKIAC Council in accordance with the Rules.

22.4	The seat, or legal place, of arbitration shall be Hong Kong.

22.5	The language to be used in the arbitral proceedings shall be English.

22.6	Any award of the Tribunal shall be made in writing and shall be final and binding on the Exchangeable Bond Holder and the Issuer from the day it is made. The parties undertake to carry out the award without delay.

22.7	Each Exchangeable Bond Holder and the Issuer waive any right to apply to any court of law and/or other judicial authority to determine any preliminary point of law and/or review any question of law and/or the merits, insofar as such waiver may validly be made. Each such party shall not be deemed, however, to have waived any other right to challenge any award. Nothing in this Exchangeable Bond Condition 22 shall be construed as preventing any such party from seeking conservatory or interim relief from any court of competent jurisdiction.

22.8	This arbitration agreement shall be governed and construed under the laws of Hong Kong.

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22.9	Where disputes arise out of or in connection with Exchangeable Bond Conditions and out of or in connection with any other Transaction Document which, in the absolute discretion of the first arbitral tribunal to be appointed in any of the disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that arbitral tribunal shall have the power to order that the proceedings to resolve that dispute shall be consolidated with those to resolve any of the other disputes (whether or not proceedings to resolve those other disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If that arbitral tribunal so orders, the parties to each dispute which is a subject of its order shall be treated as having consented to that dispute being finally decided:

22.9.1	by the arbitral tribunal that ordered the consolidation unless the HKIAC decides that thatarbitral tribunal would not be suitable or impartial; and

22.9.2	in accordance with the procedure, at the seat and in the language specified in the relevant Transaction Document under which the arbitral tribunal that ordered the consolidation was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of any such agreement, ordered by the arbitral tribunal in the consolidated proceedings.

The above shall apply even where powers to consolidate proceedings exist under any applicable arbitration rules (including those of an arbitral institution) and, in such circumstances, the provisions of foregoing paragraph above shall apply in addition to those powers.

22.10	The Issuer irrevocably and generally consents in respect of any proceedings anywhere in connection with any Transaction Document to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those proceedings.

23.	Waiver of immunity

The Issuer irrevocably agrees that should any person take any arbitration or court proceedings anywhere (whether for an injunction, specific performance, damages or otherwise) in connection with any Transaction Document, it waives any claim to immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) in relation to those proceedings, including, without limitation, immunity from:

(a)	jurisdiction of any court or tribunal;

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(b)	service of process;

(c)	injunctive or other interim relief, or any order for specific performance or recovery of land; and

(d)	any process for execution of any award or judgment against its assets.

24.	Interpretation

24.1	In these Exchangeable Bond Conditions, unless the context otherwise requires, the following expressions shall have the following meanings:

“Amendment Agreement” means the amendment agreement dated on or about 14 September 2021 between among others the Issuer and the Initial Exchangeable Bond Holder.

“An Qiao” means An Qiao Investment Limited, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1844752.

“Business Day” means a day (other than a Saturday or Sunday or public holiday) on which commercial banks are open for business in Hong Kong and, in the case of a surrender of an Exchangeable Bond Certificate, in the place where the Exchangeable Bond Certificate is surrendered, respectively.

“Chargor” means each security provider under the Security Documents.

“Company” means TNG FinTech Group Inc., a company incorporated in the British Virgin Islands and by way of continuation registered as an exempted company in the Cayman Islands with its registered address at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and with company number MC-344182.

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“Company Shares” means (a) shares in the authorised shares of the Company or (b) if a SPAC Transaction has occurred, the shares in the authorized shares of the Company (or, as applicable, the shares of its successor or parent company).

“Control” means the power of a person to secure that the affairs of another person are conducted directly or indirectly in accordance with the wishes of that first person by means of being the beneficial owner of more than 50% of the voting rights of that other person, or having the right to appoint or remove a majority of the members of or otherwise control the votes at the board of directors (or its equivalent) of that other person, and “Controlling” and “Controlled” shall be construed accordingly.

“Convertible Bonds” means the USD27,000,000 15% secured guaranteed convertible bonds issued by the Company.

“Delisting” means (a) the Stock Exchange announces that, pursuant to the rules of the relevant Stock Exchange, the Company Shares cease (or will cease) to be listed, traded or publicly quoted on the Stock Exchange or (b) such Company Shares cease to be listed, traded or publicly quoted on the Stock Exchange.

“Denominated Amount” has the meaning assigned to it in Exchangeable Bond Condition 3.1 (Form and denomination).

“EoD Redemption Date” means the fifth (5th) Business Day after the date of the applicable Redemption Notice.

“ESOP” means the employee share award scheme constituted by the Equity Incentive Plan resolved by the Company on 13 September 2018 pursuant to which its eligible directors or employees are or will be awarded share units and share options and may exercise such options issued in their favour which will result in the allotment of up to a maximum of 5803 shares of the Company;

“Event of Default” has the meaning assigned to it in Exchangeable Bond Condition 11.1.

“Exchangeable Bonds” has the meaning specified in the preamble to the Exchangeable Bond Conditions.

“Exchangeable Bond Certificate” means the certificate in the form, or substantially in the form, set out in Schedule 1 to the Exchangeable Bond Instrument.

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“Exchangeable Bond Condition” has the meaning specified in the preamble to these terms and conditions.

“Exchangeable Bond Holder” means a holder of the Exchangeable Bonds and in whose name such Exchangeable Bonds is for the time being registered in the Exchangeable Bond Register (or, in the case of a joint holding, the first named thereof).

“Exchangeable Bond Instrument” has the meaning specified in the preamble to the Exchangeable Bond Conditions.

“Exchangeable Bond Register” has the meaning assigned to it in Exchangeable Bond Condition 3.1.

“Exchange Date” means the date on which the Exchangeable Bond Holder is recorded as the registered owner of the Exchange Shares in the register of members of the Company.

“Exchange Notice” has the meaning specified in Exchangeable Bond Condition 8.4.1.

“Exchange Period” means the period commencing from the date on which a QIPO occurs and ending on the Maturity Date.

“Exchange Shares” means such Company Shares to be transferred by one of the legal and beneficial holder of such Company Shares, to the Exchangeable Bond Holder (or its nominee) upon an exchange of the Exchangeable Bonds, pursuant to and in accordance with the Exchangeable Bond Conditions.

“Extraordinary Event” means any one or more of the following:

(a)	a Delisting;

(b)	a Merger Event;

(c)	a Nationalisation; or

(d)	a Tender Offer.

“FastWealth (Cayman)” means FastWealth Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands with company number 358336.

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“Financial Indebtedness” means any indebtedness of any person for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of any bonds, rules, debentures, loan stock or similar instrument (including but not limited to the amount raised pursuant to the Transaction Documents);

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with generally applicable accounting principles, be treated as a finance orcapital lease;

(e)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(f)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a)to (e)above.

“Government Authority” means any national, provincial, municipal, city or local government or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

“Guarantee” means the Deed of Personal Guarantee executed and delivered by the Personal Guarantor in favour of the Initial Exchangeable Bond Holder on 14 September 2018.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Hope Spring” means Hope Spring Holdings Limited, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1863917.

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“Initial Exchangeable Bond Holder” means Chelsea Vanguard Fund.

“Issue Date” has the meaning specified in the preamble to the Exchangeable Bond Conditions.

“Issuer” has the meaning specified in the preamble to the Exchangeable Bond Conditions.

“Law” means any provision of any binding law, ordinance, rule, judgment, rule of common law and equity, decree, award, injunction, policies, government approval or other governmental restriction or binding regulation or rule of any Government Authority (including, without limitation, any anti-corruption, anti-money laundering and employment law or regulation).

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of an Obligor or the TNG Group taken as a whole;

(b)	the ability of an Obligor to perform its obligations under the Transaction Documents; or

(c)	the validity or enforceability of the Transaction Documents or the effectiveness or ranking of any Security Interest granted or purported to be granted pursuant to, any Transaction Document; or

(d)	any right or remedy of an Exchangeable Bond Holder in respect of any TransactionDocument.

“Maturity Date” means the date falling 240 days after the latest date by which a QIPO must occur as provided in Exchangeable Bond Condition 5.4.1.

“Maximum Interest Rate” means the maximum, non-usurious, per annum interest rate permitted from time to time under the laws of Hong Kong.

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“Merger Event” means, in respect of the Company Shares, any:

(a)	reclassification or change of the Company Shares that results in a transfer of or an irrevocable commitment to transfer all outstanding Company Shares to another entity or person;

(b)	consolidation, amalgamation, merger or binding share exchange of the Company with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which the Company is the continuing entity and which does not result in a reclassification or change of any of the Company Shares then outstanding);

(c)	takeover offer, tender offer, scheme of arrangement, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100 per cent, of the outstanding Company Shares that results in a transfer of or an irrevocable commitment to transfer all such Company Shares (other than the Company Shares owned or controlled by such other entity or person); or

(d)	consolidation, amalgamation, merger or binding share exchange of the Company or its Subsidiaries with or into another entity in which the Company is the continuing entity and which does not result in a reclassification or change of the outstanding Company Shares but results in the outstanding Company Shares (other than Company Shares owned or controlled by such other entity) immediately before such event collectively representing less than 50 per cent. of the outstanding Company Shares immediately following such event.

“Nationalisation” means:

(a)	all the Company Shares; or

(b)	all or substantially all of the assets of the Company,

(c)	are nationalised, expropriated or are otherwise required to be transferred to any Governmental Authority, entity or instrumentality thereof.

“Notice” means a notice given pursued to the terms of this Exchangeable Bond Instrument and shall be construed in accordance with Exchangeable Bond Condition 20 (Notices).

“Obligors” means the Personal Guarantor, the Chargors and the Issuer, and “Obligor” shall meanany of them.

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“Original Subscription Agreement” means the subscription agreement entered into between the Issuer as issuer and the Initial Exchangeable Bond Holder as investor in connection with the subscription of the Exchangeable Bonds on 14 September 2018.

“Personal Guarantor” means Mr. Kong King Ong Alexander (江慶恩), a holder of Hong Kongidentity card number R463937(4).

“PRC” means the People’s Republic of China, excluding for the purposes of these Exchangeable Bond Conditions only, Hong Kong, the Macau Special Administrative Region and Taiwan.

“Pre-Money Valuation” means the valuation of the Company prior to a QIPO by an investment bank to be agreed between the Issuer and the Exchangeable Bond Holder.

“QIPO” means (a) the listing of the Company Shares on the Stock Exchange by way of initial public offering or (b) by way of a SPAC Transaction, in each case, with a Pre-Money Valuation of no less than USD1,000,000,000 or such lower amount as the Issuer and the Exchangeable Bond Holder may agree.

“Redemption Notice” has the meaning assigned to it in Exchangeable Bond Condition 11.2.

“Security” means, collectively, all the security interests granted in favour of the Exchangeable Bond Holder pursuant to the Security Documents from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means:

(a)	the share charge dated on or about 14 September 2021 in respect of all of the Personal Guarantor’s shares in Hope Spring to be executed and delivered by the Personal Guarantor as chargor in favour of the Initial Exchangeable Bond Holder as chargee;

(b)	the share charge dated on or about 14 September 2021 in respect of all of Hope Spring’s shares in FastWealth (Cayman) to be executed and delivered by Hope Spring as chargor in favour of the Initial Exchangeable Bond Holder as chargee;

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(c)	the share charge dated on or about 14 September 2021 in respect of all of Hope Spring’s shares in An Qiao to be executed and delivered by Hope Spring as chargor in favour of the Initial Exchangeable Bond Holder as chargee;

(d)	the deed of undertaking from the Guarantor dated on or about 14 September 2021 in respect of certain undertakings to be given by the Guarantor to the Initial Exchangeable Bond Holder; and

(e)	the Guarantee; and

(f)	the Supplemental Deed of Personal Guarantee to be executed and delivered by the Personal Guarantor in favour of the Initial Exchangeable Bond Holder dated or about 14 September 2021; and

(g)	any other document evidencing or creating or expressed to evidence or create Security Interests over any asset to secure any obligation of any Obligor to the Exchangeable Bond Holder(s) under the Transaction Documents.

“Security Interest” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest or assignment.

“SPAC” means a special purpose acquisition company or other similar entity listed on the Stock Exchange.

“SPAC Transaction” means a merger, acquisition or other business combination involving the Company and a SPAC.

“Specified Office” means Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands or such other address outside of Hong Kong as the Issuer may notify to the Exchangeable Bond Holder in writing.

“Stock Exchange” means Nasdaq Stock Market or such other recognised exchange agreed between the Issuer and the Exchangeable Bond Holder.

“SVF Licence” means the stored value facility licence issued TNG (Asia) Limited, being a member of the TNG Group by the Hong Kong Monetary Authority which allows it to, amongother things, maintain a stored value facility in connection with its business.

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IN WITNESS whereof this Exchangeable Bond Instrument has been duly executed and delivered by the Issuer as a deed poll on the date first above written.

Executed and delivered as a Deed	)
by KONG King Ong Alexander	)
on behalf of	)
REGAL PLANET LIMITED	)
)
)
	)	Name:	KONG King Ong Alexander
	)	Director or authorised signatory

Name:
Witness

Project Chelsea II – Amended and Restated EB Instrument

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“Tax” has the meaning assigned to it in the Original Subscription Agreement.

“Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in such entity or person purchasing or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 10 per cent, and less than 100 per cent, of the outstanding voting shares of the Company, as determined by the Exchangeable Bond Holder.

“TNG Group” means the Company and its Subsidiaries for the time being. “Transaction Documents” means:

(a)	the Amendment Agreement;

(b)	the Original Subscription Agreement;

(c)	this Exchangeable Bond Instrument;

(d)	each Exchangeable Bond Certificate issued or to be issued to the Exchangeable Bond Holder; and

(e)	each Security Document; and

(f)	any other document designated as a “Transaction Document” by the Issuer and the Initial Exchangeable Bond Holder.

24.2	A reference to a statute or statutory provision includes a reference:

24.2.1	to that statute or provision as from time to time modified or re- enacted;

24.2.2	to any repealed statute or statutory provision which it re-enacts (with or without modification); and

24.2.3	to any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision.

24.3	Unless the context otherwise requires:

24.3.1	words in the singular include the plural, and vice versa;

24.3.2	words importing any gender include all genders; and

24.3.3	a reference to a person includes a reference to a body corporate and to an unincorporated body of persons.

24.4	A reference to an Exchangeable Bond Condition, Sub-condition or Schedule is to a condition and a sub-condition of, or a schedule, to this Exchangeable Bond Instrument.

24.5	The headings are for convenience only and do not affect interpretation of this Exchangeable Bond Instrument.

24.6	References in this Exchangeable Bond Instrument to any matter being “approved” by any person means approval given by that person in writing.

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SIGNATURE PAGE

Executed for and on behalf of
TNG FINTECH GROUP INC. by

/s/ Kong King Ong Alexander

Project Chelsea II- Amendment Agreement

Executed for and on behalf of
REGAL PLANET LIMITED by

/s/ Kong King Ong Alexander

Project Chelsea II- Amendment Agreement

Executed for and on behalf of
CHELSEA VANGUARD FUND by

/s/ Lau Chin YungAndy

Project Chelsea II- Amendment Agreement